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                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               eFUNDS CORPORATION

                             ACCESS CASH CANADA CO.

                          eFUNDS INTERNATIONAL LIMITED

                                     (BUYER)

                                       AND

                              OASIS TECHNOLOGY LTD.

                            OASIS TECHNOLOGY USA INC.

                            OASIS TECHNOLOGY UK LTD.

                                    (SELLER)

                                OCTOBER 17, 2003

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                                TABLE OF CONTENTS

ARTICLE I TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES.........................      1

  1.01.    Transfer of Assets to eFunds.........................................      1
  1.02.    Transfer of Canadian Assets to eFunds Canada.........................      3
  1.03.    Transfer of UK Assets to eFunds UK...................................      4
  1.04.    Excluded Assets......................................................      5
  1.05.    Assumption of Liabilities............................................      6
  1.06.    No General Assumption................................................      7

ARTICLE II CLOSING..............................................................      7

  2.01.    Closing..............................................................      7
  2.02.    General Procedure....................................................      7

ARTICLE III PURCHASE PRICE......................................................      7

  3.01.    Amount of Purchase Price for the US Assets...........................      7
  3.02.    Amount of Purchase Price for Canadian Assets.........................      8
  3.03.    Amount of Purchase Price for UK Assets...............................      8
  3.04.    Purchase Price Adjustment............................................      8
  3.05.    Manner of Payment....................................................      9
  3.06.    Allocation of Purchase Price.........................................     10
  3.07.    Guarantee............................................................     10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER.............................     10

  4.01.    Incorporation and Corporate Power....................................     10
  4.02.    Subsidiaries.........................................................     11
  4.03.    Execution Delivery; Valid and Binding Agreement......................     11
  4.04.    Authority; No Breach.................................................     11
  4.05.    Financial Statements.................................................     12
  4.06.    Absence of Undisclosed Liabilities...................................     12
  4.07.    No Material Adverse Effect...........................................     13
  4.08.    Absence of Certain Developments......................................     13
  4.09.    Properties...........................................................     15
  4.10.    Tax Matters..........................................................     16
  4.11.    Contracts and Commitments............................................     16
  4.12.    Intellectual Property Rights.........................................     18
  4.13.    Litigation...........................................................     25
  4.14.    Warranties...........................................................     25
  4.15.    Employees............................................................     26
  4.16.    Employee Benefit Plans...............................................     27
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
  4.17.    Affiliate Transactions...............................................     28
  4.18.    Customers and Suppliers..............................................     28
  4.19.    Compliance with Laws; Permits........................................     29
  4.20.    Environmental Matters................................................     29
  4.21.    Returns and Complaints...............................................     30
  4.22.    Brokerage............................................................     31
  4.23.    Acknowledgment.......................................................     31
  4.24.    Bank Debt and Debentures.............................................     31
  4.25.    Required Authorizations..............................................     31

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER...............................     31

  5.01.    Incorporation and Corporate Power....................................     31
  5.02.    Execution, Delivery; Valid and Binding Agreement.....................     32
  5.03.    No Breach............................................................     32
  5.04.    Brokerage............................................................     32
  5.05.    Financing............................................................     32
  5.06.    GST Registration.....................................................     32

ARTICLE VI COVENANTS OF SELLER..................................................     33

  6.01.    Conduct of the Business..............................................     33
  6.02.    Access to Books and Records..........................................     34
  6.03.    Conditions...........................................................     34
  6.04.    Exclusive Dealings...................................................     34
  6.05.    Preparation of Books and Records.....................................     34
  6.06.    Funds Agreements.....................................................     34

ARTICLE VII COVENANTS OF BUYER..................................................     35

  7.01.    Conditions...........................................................     35
  7.02.    Exclusive Dealings...................................................     35

ARTICLE VIII CONDITIONS TO CLOSING..............................................     35

  8.01.    Conditions to Buyer's Obligations....................................     35
  8.02.    Conditions to Seller's Obligations...................................     38

ARTICLE IX ADDITIONAL AGREEMENTS................................................     40

  9.01.    Name Change..........................................................     40
  9.02.    Noncompetition Covenant..............................................     40
  9.03.    Taxes................................................................     40
  9.04.    Employee Matters.....................................................     42
  9.05.    Employee Non-Competes................................................     44
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
ARTICLE X TERMINATION...........................................................     44

  10.01.   Termination..........................................................     44
  10.02.   Effect of Termination................................................     44

ARTICLE XI SURVIVAL; INDEMNIFICATION............................................     44

  11.01.   Survival.............................................................     44
  11.02.   Indemnification by Seller and the Funds..............................     45
  11.03.   Conditions of Seller Indemnification.................................     46
  11.04.   Indemnification Claims; Interest.....................................     47
  11.05.   Indemnification by Buyer.............................................     47
  11.06.   Conditions of Buyer Indemnification..................................     48
  11.07.   Legal Proceedings and Method of Asserting Claims.....................     48

ARTICLE XII INDEMNIFICATION REPRESENTATIVE......................................     49

  12.01.   Acceptance; Relationships............................................     49
  12.02.   Appointment..........................................................     50
  12.03.   Authority............................................................     50
  12.04.   Duties of the Representative.........................................     50
  12.05.   Indemnity............................................................     50
  12.06.   Other Agreements.....................................................     51
  12.07.   Instructions and Fees................................................     51
  12.08.   Limitation of Liability..............................................     51
  12.09.   Uncertainty of Duties................................................     51
  12.10.   Resignation and Replacement of the Representative....................     52
  12.11.   Agents...............................................................     52
  12.12.   Reliance.............................................................     52
  12.13.   Defense of Claims....................................................     52
  12.14.   Limitations..........................................................     52
  12.15.   Duties of Instructing Funds..........................................     52

ARTICLE XIII MISCELLANEOUS......................................................     53

  13.01.   Arbitration..........................................................     53
  13.02.   Press Releases and Announcements.....................................     53
  13.03.   Expenses.............................................................     54
  13.04.   Further Assurances...................................................     54
  13.05.   Amendment and Waiver.................................................     54
  13.06.   Notices..............................................................     54
  13.07.   Assignment...........................................................     55
  13.08.   Severability.........................................................     55
  13.09.   Complete Agreement...................................................     55
  13.10.   Counterparts.........................................................     55
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
  13.11.   Governing Law........................................................     56
  13.12.   Time of the Essence..................................................     56
  13.13.   Third Party Beneficiaries............................................     56
  13.14.   Seller's Knowledge...................................................     56
  JOINDER AGREEMENT.............................................................     59
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                             EXHIBITS AND SCHEDULES

Exhibit A-1, Canadian Asset Bill of Sale, ( Section 2.02)

Exhibit A-2, US Asset Bill of Sale, (Section 2.02)

Exhibit A-3, UK Asset Bill of Sale, (Section 2.02)

Exhibit B, Assignment and Assumption of Liability Agreements, (Section 2.02)

Exhibit C, Allocation of the Purchase Price among the Assets, (Section 3.06)

Schedule A, Contracts, (Section 1.01(d))

Schedule B-1, US Personal Property Leases, (Section 1.01(e))

Schedule B-2, Canadian Personal Property Leases, (Section 1.02(b))

Schedule B-3, UK Personal Property Leases, (Section 1.03(b))

Schedule C-1, US Leases, (Section 1.01(e))

Schedule C-2, Canadian Leases, (Section 1.02(b))

Schedule C-3, UK Leases, (Section 1.03(b))

Schedule D-1, US Permits, Assignable (Section 1.01(f))

Schedule D-2, Canadian Permits, Assignable (Section 1.02(d))

Schedule D-3, UK Permits, Assignable (Section 1.03(d))

Schedule E-1, Other US Assets, (Section 1.01(k))

Schedule E-2, Other Canadian Assets, (Section 1.02(e))

Schedule E-3, Other UK Assets, (Section 1.03(e))

Schedule F-1, US Fixed Assets, (Section 1.01(q))

Schedule F-2, Canadian Fixed Assets, (Section 1.02(a))

Schedule F-3, UK Fixed Assets, (Section 1.03(a))

Schedule G, Excluded Seller Agreements, (Section 1.04(c))

Schedule 4.11(c), Non-Assignable Permits and Contracts, (Section 4.11(c))

Schedules H(i)-H(x), Relating to Intellectual Property Rights, (Section 4.12)

Schedule I, Environmental Reports, (Section 4.20(g))

Schedule J, Authorizations, (Section 4.25)

Schedule K(i)-K(iv), OEMs, Customers, Certain Persons, etc. (Sections 4.11(d) and 4.12(d))

Schedule L-1, Employee Benefit Plans, (Section 4.16(a))

Schedule L-2, Compensation Policies, (Section 4.16(b))

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                             TABLE OF DEFINED TERMS

            Term                                                                                    Section
            ----                                                                                    -------
$..............................................................................................    3.01(a)
ACX............................................................................................    4.12(b)(q)
ACX Agreement..................................................................................    4.12(b)(q)
Acxsys.........................................................................................    4.12(b)(q)
Aggregate Purchase Price.......................................................................    11.03(a)
Agreement......................................................................................    Preamble
Amex...........................................................................................    4.12(b)(v)
Amex Agreement.................................................................................    4.12(b)(v)
Assets.........................................................................................    1.03
Assignment and Assumption Agreements...........................................................    2.02
Assumed Liabilities............................................................................    1.05
Audit..........................................................................................    3.04(b)(i)
Authorization..................................................................................    4.25
Balance Sheet..................................................................................    4.05
Balance Sheet Date.............................................................................    4.05
Bank...........................................................................................    4.24(a)
Business.......................................................................................    Preamble
Buyer..........................................................................................    Preamble
Canadian Asset Bill of Sale....................................................................    2.02
Canadian Asset Purchase Price..................................................................    3.02
Canadian Assets................................................................................    1.02
Canadian Cash Payment..........................................................................    3.02
Canadian Fixed Assets..........................................................................    1.02(a)
Canadian Leases................................................................................    1.02(b)
Canadian Permits...............................................................................    1.02(d)
CIT............................................................................................    4.12(b)(w)
CIT Agreement..................................................................................    4.12(b)(w)
Claim..........................................................................................    11.07(a)
Closing........................................................................................    2.01
Closing Date...................................................................................    2.01
Code...........................................................................................    3.06
Compensation Policies..........................................................................    4.16(b)
Contaminant....................................................................................    4.12(b)(l)
Contracts......................................................................................    1.01(d)
Damages........................................................................................    11.02
Debentures.....................................................................................    4.24(b)
Disabling Code.................................................................................    4.12(b)(l)
Disclosure Schedule............................................................................    Article IV
Disputed Item(s)...............................................................................    3.04(b)(ii)
Dollars........................................................................................    3.01(a)
eFunds.........................................................................................    Preamble
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
eFunds Canada..................................................................................    Preamble
eFunds Indemnified Persons.....................................................................    11.02
eFunds UK......................................................................................    Preamble
Employee Benefit Plans.........................................................................    4.16(a)
Environmental Laws.............................................................................    4.20(a)
ERISA..........................................................................................    4.16(f)(i)
Escrow Agreement...............................................................................    11.04(a)
Escrow Amount..................................................................................    3.05(b)
Estimated Closing Balance Sheet................................................................    3.04(a)
Excluded Assets................................................................................    1.04
Excluded Employees.............................................................................    9.04(a)
Exempted Claims................................................................................    11.03/11.06
FEA............................................................................................    4.12(b)(x)
FEA Agreement..................................................................................    4.12(b)(x)
Final Closing Balance Sheet....................................................................    3.04(b)(i)
Financial Records..............................................................................    4.05
Financial Statements...........................................................................    4.05
Fiton..........................................................................................    4.12(b)(p)
Fiton Purchase Agreement.......................................................................    4.12(b)(p)
Fund...........................................................................................    6.06
Funds..........................................................................................    6.06
GAAP...........................................................................................    4.05
Goodwill.......................................................................................    1.01(j)
Governmental Body..............................................................................    4.04
Governmental Regulation........................................................................    4.04
Indebtedness...................................................................................    4.24(c)
Indemnified Party..............................................................................    11.07
Indemnifying Party.............................................................................    11.07
Insiders.......................................................................................    4.17
Instructing Funds..............................................................................    12.02
Intellectual Property Rights...................................................................    4.12(a)(i)
Interac........................................................................................    4.12(q)
Knowledge......................................................................................    13.14
Latest Financial Statements....................................................................    4.05
Lease..........................................................................................    11.05(c)
Licensed-In Intellectual Property Rights.......................................................    4.12(a)(ii)
Liens..........................................................................................    4.04
Material Adverse Effect........................................................................    4.01
Notifying Party................................................................................    11.07
Oasis Canada...................................................................................    Preamble
Oasis Indemnified Persons......................................................................    11.05
Oasis UK.......................................................................................    Preamble
Oasis US.......................................................................................    Preamble
OBE............................................................................................    4.12(b)(z)
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
Objection Notice...............................................................................    3.04(b)(ii)
OEMs...........................................................................................    4.11((d)
Orbiscom.......................................................................................    4.12(b)(y)
Orbiscom Agreement.............................................................................    4.12(b)(y)
Other Canadian Assets..........................................................................    1.02(e)
Other UK Assets................................................................................    1.03(e)
Other US Assets................................................................................    1.01(k)
Owned Intellectual Property Rights.............................................................    4.12(a)(iii)
Permitted Liens................................................................................    4.08(b)
Person.........................................................................................    4.12(a)(iv)
Post-Closing Tax Period........................................................................    9.03(c)
Pre-Closing Tax Period.........................................................................    9.03(c)
Products.......................................................................................    4.12(a)(v)
Proposed Transferred Employees.................................................................    9.04(a)
Proprietary Information Agreements.............................................................    1.01(c)
Purchase Price Adjustment......................................................................    3.01(a)
Real Property..................................................................................    4.09
Records........................................................................................    1.01(g)
Registered Intellectual Property Rights........................................................    4.12(a)
Related Agreements.............................................................................    8.01(g)
Representative.................................................................................    12.02
Seller.........................................................................................    Preamble
Seller Agreements..............................................................................    4.11(b)
Seller Indemnifying Parties....................................................................    11.02
Seller Indemnifying Party......................................................................    11.02
Seller's Accountants...........................................................................    3.04(b)(i)
Severance Liability............................................................................    9.04(a)
Software.......................................................................................    4.12(a)(i)
Subsidiary.....................................................................................    4.02
Tax Returns....................................................................................    4.10(a)
Taxes..........................................................................................    1.04(f)
Techmarketing Agreement........................................................................    4.12(b)(s)
Termination or Exhaustion of the Escrow Amount.................................................    11.04(a)
Third-Party Intellectual Property Rights.......................................................    4.12(a)(viii)
Transferred Employees..........................................................................    9.04(b)
TUPE...........................................................................................    9.04(i)
UK Asset Bill of Sale..........................................................................    2.02
UK Asset Purchase Price........................................................................    3.03
UK Assets......................................................................................    1.03
UK Cash Payment................................................................................    3.03
UK Fixed Assets................................................................................    1.03(a)
UK Leases......................................................................................    1.03(b)
UK Permits.....................................................................................    1.03(d)
US Asset Bill of Sale..........................................................................    2.02
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
US Asset Purchase Price........................................................................    3.01(a)
US Assets......................................................................................    1.01
US Cash Payment................................................................................    3.01(a)
US Fixed Assets................................................................................    1.01(q)
US Leases......................................................................................    1.01(e)
US Permits.....................................................................................    1.01(f)
Visa...........................................................................................    4.12(b)(t)

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                            ASSET PURCHASE AGREEMENT

         This asset purchase agreement (this "Agreement"), dated as of October 17, 2003, is made and entered into by and among eFunds Corporation, a Delaware corporation ("eFunds"), Access Cash Canada Co., a Nova Scotia unlimited liability company ("eFunds Canada"), eFunds International Limited, a corporation organized under the laws of England & Wales ("eFunds UK"), Oasis Technology Ltd., an Ontario corporation ("Oasis Canada"), Oasis Technology USA Inc., a Delaware corporation ("Oasis US"), and Oasis Technology UK Ltd., an England and Wales corporation ("Oasis UK"). eFunds, eFunds Canada and eFunds UK are collectively referred to herein as "Buyer." Oasis Canada, Oasis US and Oasis UK are sometimes collectively referred to herein as "Seller." (The term Seller also includes and means each of Oasis Canada, Oasis US, Oasis UK individually and all of them collectively, and the term Seller includes the singular as well as the plural.)

         WHEREAS, Seller is engaged in the business of providing software and services related to the electronic processing of transactions (the "Business");

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms and subject to the conditions set forth in this Agreement, substantially all of the assets of Seller; and

         WHEREAS, Seller desires to assign to eFunds, eFunds Canada and eFunds UK and eFunds, eFunds Canada and eFunds UK desire to assume from Seller, on the terms and subject to the conditions set forth in this Agreement, certain of the assets and liabilities of Seller specifically identified herein.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements and the conditions set forth in this Agreement, and intending to be legally bound hereby, Buyer and Seller hereby agree as follows:

                                    ARTICLE I

                  TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES

         1.01. Transfer of Assets to eFunds. On the terms and subject to the conditions set forth in this Agreement, Seller shall, at the Closing (as hereinafter defined), sell, transfer and assign to eFunds and eFunds shall, except as provided in Sections 1.02, 1.03 and 1.04, purchase and acquire from Seller, all of Seller's right, title and interest as of the Closing Date (as hereinafter defined) in and to all of the following assets of Seller (collectively, the "US Assets"):

                  (a) Except as set forth in Section 1.02(h), all of Seller's Intellectual Property Rights (as hereinafter defined) and all tangible representations thereof, and all of the Products (as hereinafter defined);

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                  (b)      All of Seller's product plans, information on product
         costs, product prices, and business opportunities, including without limitation those relating to the Products;

                  (c) All rights of Seller under any proprietary information and invention assignment agreements, or any agreement similar in nature thereto, with all past and present employees of, consultants to or contractors for Seller, wherever located ("Proprietary Information Agreements");

                  (d) All of Seller's claims and rights under all agreements and contracts including without limitation with customers, vendors, distributors, sales representatives and OEMs (as hereinafter defined), confidentiality agreements, sales invoices, licenses, purchase and sale orders, quotations, and other executory commitments, including without limitation, the items listed on Schedule A hereto (the "Contracts");

                  (e) All rights and incidents of interest of Seller as of the Closing Date in and to all personal and real property leases for property located in the United States, including without limitation, those personal property leases listed on Schedule B-1 hereto and the real property leases (the "US Leases") listed on Schedule C-1 hereto and which relate to property located in the United States, together with all of Seller's interest as at the Closing Date in all of the structures, fixtures and improvements located on the real property covered by the US Leases;

                  (f) All franchises, licenses, permits, consents, authorizations, certificates and approvals of any Governmental Body (as hereinafter defined) issued to or held by Seller in the United States which are necessary, related or incidental to the Business and which are assignable or transferable, including without limitation those listed on Schedule D-1 hereto (collectively referred to herein as "US Permits");

                  (g) All originals or complete copies of all of Seller's customer and supplier lists and files, including addresses, drawings, files, sales and promotional literature, sales order log books, samples, customer files, papers, personnel files and all other books and records (the "Records");

                  (h) All rights, if any, under express or implied warranties from suppliers and vendors of Seller which are transferable;

                  (i) All of Seller's causes of action, judgments and claims or demands of whatever kind or description against third parties except for such matters related to the assets described in Section 1.04;

                  (j)      All goodwill associated with the Business (the
         "Goodwill");

                  (k) Such other properties or assets as are listed on Schedule E-1 under the heading "Other US Assets" (the "Other US Assets");

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                  (l)      All marketing plans and materials, training
         materials, office manuals, any technical or reference manuals and similar items associated with the Business;

                  (m) All interests of Seller as of the Closing Date in (i) all office telephone and telex numbers used primarily in the Business in the United States and (ii) all listings relating primarily to the Business in the United States in all telephone books and directories;

                  (n) Subject to Sections 1.02, 1.03 and 1.04, all such other assets, properties, interest in properties and rights owned by Seller as at the Closing Date, including its cash, cash equivalents, restricted cash that (i) are or should be reflected in the Balance Sheet (as hereinafter defined) (or not so reflected as a result of being fully amortized or depreciated as of the Balance Sheet Date (as hereinafter defined)) or in the Financial Records (as hereinafter defined) or (ii) are acquired between the Balance Sheet and the Closing Date by Seller;

                  (o) All trade accounts and accounts receivable (excluding its tax credits receivable) of Seller except for Seller's Canadian trade accounts;

                  (p) All rights of Seller in and to any motor vehicles owned or leased by Seller in the United States;

                  (q) All manufacturing, production, maintenance, packaging, testing and other machinery, equipment (including all computer equipment and related peripherals), tools, furniture, fixtures, office equipment and supplies and other tangible personal property (together with all spare and maintenance parts), including without limitation, those items listed on Schedule F-1 hereto (the "US Fixed Assets") located or used primarily at Seller's facilities in the United States; and

                  (r) All other assets of any kind whatsoever which are owned by Seller except for the Canadian Assets, the UK Assets or the Excluded Assets.

         1.02. Transfer of Canadian Assets to eFunds Canada. On the terms and subject to the conditions set forth in this Agreement, Seller shall, at the Closing, sell, transfer and assign to eFunds Canada, and eFunds Canada shall, except as provided in Sections 1.01, 1.03 and 1.04, purchase and acquire from Seller, all of Seller's right, title and interest as of the Closing Date in and to all of the following assets of Seller of every kind and description, whether tangible or intangible, real, personal or mixed (collectively, the "Canadian Assets"), including:

                  (a) All manufacturing, production, maintenance, packaging, testing and other machinery, equipment (including all computer equipment and related peripherals), tools, furniture, fixtures, office equipment and supplies and other tangible personal property (together with all spare and maintenance parts), including without limitation, those items listed on Schedule F-2 hereto (the "Canadian Fixed Assets") located or used primarily at Seller's facilities in Toronto, Ontario;

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                  (b)      All rights and incidents of interest of Seller as of
         the Closing Date in and to all personal and real property leases for property located in Canada, including without limitation, those personal property leases listed on Schedule B-2 hereto and the real property leases (the "Canadian Leases") listed on Schedule C-2 hereto and which relate to property located in Canada, together with all of Seller's interest as at the Closing Date in all of the structures, fixtures and improvements located on the real property covered by the Canadian Leases;

                  (c) All interests of Seller as of the Closing Date in (i) all office telephone and telex numbers used primarily in the Business in Canada and (ii) all listings relating primarily to the Business in Canada in all telephone books and directories;

                  (d) All franchises, licenses, permits, consents, authorizations, certificates and approvals of any Governmental Body (as hereinafter defined) issued to or held by Seller in Canada which are necessary, related or incidental to the Business and which are assignable or transferable, including without limitation those listed on Schedule D-2 hereto (collectively referred to herein as "Canadian Permits");

                  (e) Such other properties or assets as are listed on Schedule E-2 under the heading "Other Canadian Assets" (the "Other Canadian Assets");

                  (f)      All Canadian trade accounts of Seller;

                  (g) All rights of Seller in and to any motor vehicles owned or leased by Seller in Canada; and

                  (h) All rights of Seller in the domain name "oasis-technology.ca."

         1.03. Transfer of UK Assets to eFunds UK. On the terms and subject to the conditions set forth in this Agreement, Seller shall, at the Closing, sell, transfer and assign to eFunds UK, and eFunds UK shall, except as provided in Sections 1.01, 1.02 and 1.04, purchase and acquire from Seller, all of Seller's right, title and interest as of the Closing Date in and to all of the following assets of Seller of every kind and description, whether tangible or intangible, real, personal or mixed (collectively, the "UK Assets"), including:

                  (a) All manufacturing, production, maintenance, packaging, testing and other machinery, equipment (including all computer equipment and related peripherals), tools, furniture, fixtures, office equipment and supplies and other tangible personal property (together with all spare and maintenance parts), including without limitation, those items listed on Schedule F-3 hereto (the "UK Fixed Assets") located or used primarily at Seller's facilities in Hampshire, England, United Kingdom;

                  (b) All rights and incidents of interest of Seller as of the Closing Date in and to all personal and real property leases for property located in the United Kingdom, including without limitation, those personal property leases listed on Schedule B-3 hereto and the real property leases (the "UK Leases") listed on Schedule C-3 hereto and which

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         relate to property located in the United Kingdom, together with all of
         Seller's interest as at the Closing Date in all of the structures, fixtures and improvements located on the real property covered by the UK Leases;

                  (c) All interests of Seller as of the Closing Date in (i) all office telephone and telex numbers used primarily in the Business in the United Kingdom and (ii) all listings relating primarily to the Business in the United Kingdom in all telephone books and directories;

                  (d) All franchises, licenses, permits, consents, authorizations, certificates and approvals of any Governmental Body (as hereinafter defined) issued to or held by Seller in the United Kingdom which are necessary, related or incidental to the Business and which are assignable or transferable, including without limitation those listed on Schedule D-3 hereto (collectively referred to herein as "UK Permits");

                  (e) Such other properties or assets as are listed on Schedule E-3 under the heading "Other UK Assets" (the "Other UK Assets"); and

                  (f) All rights of Seller in and to any motor vehicles owned or leased by Seller in the United Kingdom.

FOR THE PURPOSES OF THIS AGREEMENT, THE TERM "ASSETS" SHALL MEAN AND INCLUDE THE US ASSETS, THE CANADIAN ASSETS AND THE UK ASSETS. THE PARTIES HERETO EXPRESSLY AGREE THAT NONE OF THE BUYERS IS ASSUMING ANY OF THE LIABILITIES, OBLIGATIONS OR UNDERTAKINGS RELATING TO THE FOREGOING ASSETS, EXCEPT FOR THE LIABILITIES ASSUMED BY BUYER AND WHICH ARE SPECIFICALLY DESCRIBED IN SECTION 1.05 HEREOF.

         1.04.    Excluded Assets. Notwithstanding the terms of Sections 1.01,
1.02 and 1.03, the following assets (the "Excluded Assets") shall be retained by Seller and shall not be sold, transferred or assigned to Buyer in connection with the purchase of the Assets:

                  (a) All bank accounts (excluding the cash on deposit in such accounts as of the Closing Date) and Financial Records (as hereinafter defined), except to the extent the Financial Records relate to the Closing Balance Sheet (as hereinafter defined);

                  (b) All shares of stock owned by Oasis Canada in Oasis US and Oasis UK, and all corporate certificates of authority and corporate minute books and the corporate stock records or registers of Seller;

                  (c) Such Permits and Seller Agreements which are identified in Schedule G;

                  (d) Except as otherwise provided in Sections 9.04(b) and 9.04(c), all rights of Seller with respect to its Employee Benefit Plans (as hereinafter defined) and any insurance policies maintained by Seller;

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                  (e)      All claims or rights of Seller to any refunds of any
         "Taxes" paid by Seller in respect of the activities and operation of the Business prior to the Closing, including, without limitation, the benefits associated with any net operating losses and tax credits or refunds arising in connection with research and development activities. For purposes of this Agreement, the term "Taxes" means all taxes, however denominated, charges, fees, levies, or other assessments, including, without limitation, all income (including without limitation federal, state and provincial income taxes), gross income, gross receipts, sales, goods and services, use, value added, ad valorem, environmental, transfer, franchise, profits, business license, withholding, payroll and employee withholding, employment, workers' compensation, social security, Pension Benefit Guarantee Corporation, employment or unemployment insurance, excise, estimated, severance, stamp, occupation, real and personal property or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax of additional amounts imposed by any taxing authority, domestic or foreign; and

                  (f) If the estimated Purchase Price Adjustment payable to Oasis Canada exceeds $1,200,000, an amount of cash equal to the excess thereof.

         1.05. Assumption of Liabilities. In accordance with the provisions of the Assignment and Assumption Agreements (as hereinafter defined) eFunds UK, eFunds Canada and eFunds shall assume, pay, perform in accordance with their terms or otherwise satisfy, from and after the Closing Date only the following obligations and liabilities (the "Assumed Liabilities"): (i) those liabilities of Seller reflected as "Current Liabilities" on the Closing Balance Sheet other than (A) liabilities and obligations with respect to the Excluded Assets, (B) liabilities and obligations in the proviso at the end of this Section 1.05, (C) liabilities and obligations of Seller under Section 13.03, and (D) liabilities and obligations specifically retained by Seller in this Agreement, (ii) trade and similar obligations of Seller incurred in the normal course of the Business following the Balance Sheet Date, (iii) obligations and liabilities arising after the Closing Date under the Permits, Contracts and the Leases and the personal property leases to be assigned to Buyer pursuant to Section 1.01,
Section 1.02 and Section 1.03 and (iv) obligations and liabilities for severance pay, termination pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal, accrued vacation pay arising in the ordinary course of business prior to the Closing Date with respect to any Transferred Employee, Excluded Employee or Proposed Transferred Employee who does not become a Transferred Employee pursuant to Section 9.04; provided, however, that none of eFunds, eFunds Canada or eFunds UK shall assume any liabilities or obligations of Seller, (A) of or for any breach by Seller of its obligations under any Permits or to its vendors, customers or the other parties to such Contracts, Leases and personal property leases arising out of or related to acts, omissions or events occurring prior to the Closing Date including any liability obligation, or the costs of defense, in respect of the litigation:
(xx) pending between Moammer Information Systems and Oasis Canada, or (yy) threatened against Oasis Canada by Surefire Commerce Inc., Galileo Processing, Inc., CIT Canada or Electronic Clearing House, Inc. (ECHO); or (B) under any Governmental Regulation or Seller Agreements between Seller and any past or present employee of, consultant to, or contractor for Seller, except as otherwise provided for in clause 1.05(iv) above.

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         1.06.    No General Assumption. Other than as specifically set forth in
Section 1.05, Seller shall retain, and neither eFunds, eFunds UK nor eFunds Canada shall assume, and nothing contained in this Agreement shall be construed as an assumption by any of eFunds, eFunds UK or eFunds Canada of, any liabilities, obligations or undertakings of Seller of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise.

                                   ARTICLE II

                                     CLOSING

         2.01. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dorsey & Whitney LLP, Canada Trust Tower, BCE Place, 161 Bay Street, Suite 4310, Toronto, Ontario, Canada M5J2S1. The Closing will be effective as of 12:01 a.m. on October 29, 2003 or on such other date as is mutually agreeable to Buyer and Seller. The date on which the Closing occurs is referred to herein as the "Closing Date."

         2.02. General Procedure. At the Closing, each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to Article VIII hereof and such other documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and it shall be a condition to the consummation of the Closing that all such documents, instruments and materials are satisfactory in form and substance to counsel for the receiving party. The conveyance, transfer, assignment and delivery of; (a) the Canadian Assets shall be effected by Seller's execution and delivery to eFunds Canada of a bill of sale substantially in the form attached hereto as Exhibit A-1 (the "Canadian Asset Bill of Sale");
(b) the US Assets shall be effected by Seller's execution and delivery to eFunds of bills of sale and assignments substantially in the form attached hereto as Exhibit A-2 (the "US Asset Bill of Sale"); (c) the UK Assets shall be effected by Seller's execution and delivery to eFunds UK of bills of sale and assignments substantially in the form attached hereto as Exhibit A-3 (the "UK Asset Bill of Sale"); (d) such other instruments of conveyance, transfer, assignment and delivery as Buyer shall reasonably request to cause Seller to transfer, convey, assign and deliver the Canadian Assets to eFunds Canada, the US Assets to eFunds and the UK Assets to eFunds UK, and (e) the assignment and assumption of the Assumed Liabilities by Buyer shall be effected by Seller's and Buyer's execution of assignment and assumption agreements substantially in the form attached hereto as Exhibit B (the "Assignment and Assumption Agreements").

                                  ARTICLE III

                                 PURCHASE PRICE

         3.01.    Amount of Purchase Price for the US Assets.

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                  (a)      The total purchase price for the US Assets (the "US
         Asset Purchase Price") shall consist of the payment (the "US Cash Payment") of $27,623,000 by eFunds to Oasis Canada, plus or minus an amount (the "Purchase Price Adjustment") representing Seller's consolidated Current Assets less Current Liabilities (as shown in the "Final Closing Balance Sheet") at the Closing Date, as computed and determined in the manner provided in Section 3.04(b) hereof. The US Cash Payment to be delivered on the Closing Date shall be reduced by the Escrow Amount (as defined in Section 3.05(b)). For the purposes of this Agreement, all references herein to "$" or "Dollars" are to US dollars.

                  (b) The US Cash Payment shall be made to Oasis Canada, and Oasis Canada may thereafter distribute a portion thereof to Oasis US and Oasis UK for their respective assets included in the US Assets.

         3.02. Amount of Purchase Price for Canadian Assets. The total purchase price for the Canadian Assets (the "Canadian Asset Purchase Price") shall consist of the payment (the "Canadian Cash Payment") of $162,000 by eFunds Canada to Oasis Canada.

         3.03. Amount of Purchase Price for UK Assets. The total purchase price for the UK Assets (the "UK Asset Purchase Price") shall consist of the payment (the "UK Cash Payment") of $5,000 by eFunds UK to Oasis Canada.

         3.04.    Purchase Price Adjustment.

                  (a) Estimated Closing Balance Sheet. At least five business days prior to the Closing Date, Seller shall deliver to Buyer an estimated consolidated balance sheet (the "Estimated Closing Balance Sheet") for Seller as of the close of business on the Closing Date (determined on a pro forma basis as though the transactions contemplated by this Agreement had not occurred and prepared on a basis consistent with the preparation of the Financial Statements). The Estimated Closing Balance Sheet will include an estimated Purchase Price Adjustment. Unless Buyer objects to the Estimated Closing Balance Sheet before the Closing, it shall be used at the Closing to calculate the estimated Purchase Price Adjustment. If Buyer objects to the Estimated Closing Balance Sheet, then the estimated Purchase Price Adjustment made at the Closing shall be an amount equal to an estimated Purchase Price Adjustment that Buyer reasonably deems appropriate after consultation with Seller and sets forth in a written notice delivered to Seller prior to the Closing Date. The estimated Purchase Price Adjustment will be added to or deducted from, as the case may be, the amount of the US Cash Payment that would otherwise be payable to Oasis Canada at Closing pursuant to Section 3.01(a).

                  (b)      Post-Closing Purchase Price Adjustment.

                           (i) Within 90 days after the Closing Date, Seller and KPMG LLP (the "Seller's Accountants") shall conduct an audit of the operations and books and records of Seller as of the Closing Date (the "Audit") and shall prepare and

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                  deliver to Buyer the proposed final consolidated Closing Date
                  Balance Sheet (the "Final Closing Balance Sheet"). The Audit may be witnessed by Buyer and Buyer's accountants, at Buyer's expense. The Final Closing Balance Sheet shall be prepared and audited in accordance with GAAP (as hereinafter defined).

                           (ii) Within 30 days after the receipt by Buyer of the Final Closing Balance Sheet, Buyer shall review the Final Closing Balance Sheet and shall deliver to Seller a written description (the "Objection Notice") of its objections, if any to any item (the "Disputed Item(s)") appearing on the Final Closing Balance Sheet. Buyer shall bear and pay the costs and expenses incurred in connection with its review of the Final Closing Balance Sheet.

                           (iii) If Seller and Buyer fail to resolve any of the Disputed Items within 30 days after delivery of any Objection Notice to Seller, they shall together appoint an arbitrator to arbitrate such dispute with respect to the unresolved Disputed Item(s) in accordance with Section 13.01.

                           (iv) The US Asset Purchase Price shall be adjusted downward or upward, as the case may be, on a dollar-for-dollar basis by the amount of the deficiency or excess of the Current Assets less such of the Current Liabilities which are Assumed Liabilities reflected on the Final Closing Balance Sheet after taking into account the amount, if any, of the estimated Purchase Price Adjustment.

                           (v) Within five business days following the date on which Seller and Buyer shall reach agreement on the Final Closing Balance Sheet or the arbitrator shall make its determination, as the case may be, the party owing the Purchase Price Adjustment, after taking into account the amount, if any, of the estimated Purchase Price Adjustment, shall pay to the party entitled to the Purchase Price Adjustment, by certified or cashier's check or wire transfer of immediately available funds, to an account identified in writing by the payee at least two days prior to such payment date the amount of the Purchase Price Adjustment plus interest accruing at the rate of 8% per annum commencing on the Closing Date until the date of such payment.

         3.05.    Manner of Payment.

                  (a) eFunds shall pay $26,223,000 of the US Cash Payment, eFunds Canada shall pay the Canadian Asset Purchase Price and eFunds UK shall pay the UK Asset Purchase Price by wire transfer to Oasis Canada's account or to Oasis Canada's assignee according to written instructions as are received by eFunds from Oasis Canada at least five business days prior to the Closing Date.

                  (b) eFunds shall deposit $1,400,000 (the "Escrow Amount") from the US Cash Payment to be used to satisfy, in part, Seller's indemnification obligations to

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         eFunds Indemnified Persons (as hereinafter defined) pursuant to Article
         XI of this Agreement with a mutually agreeable escrow agent (the
         "Escrow Agent") to be held in escrow by the Escrow Agent in accordance with the terms of an escrow agreement to be mutually agreed upon by eFunds and Oasis Canada (the "Escrow Agreement"). To the extent the Escrow Amount is not subject to any pending claims and has not been distributed to Buyer or other eFunds Indemnified Persons pursuant to this Agreement or the Escrow Agreement, the Escrow Agreement shall provide that the Escrow Agent shall distribute the Escrow Amount together with interest earned thereon to Oasis Canada on the first anniversary of the Closing Date (or the next succeeding business day).

         3.06. Allocation of Purchase Price. On or before the Closing Date, Buyer and Seller will allocate the US Asset Purchase Price, Canadian Asset Purchase Price and UK Asset Purchase Price among the Assets in a mutually agreed upon manner and set forth such allocation on an allocation exhibit which will become Exhibit C to this Agreement. Buyer and Seller shall prepare for filing all tax returns that may be required with respect to the transactions provided for herein pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), any Treasury Regulations promulgated thereunder and any other applicable law or regulation, including Canadian and applicable UK law, relating to Taxes on a basis that is consistent with such allocation.

         3.07. Guarantee. eFunds hereby absolutely, unconditionally and irrevocably guarantees the due and punctual performance by eFunds Canada, eFunds UK and Buyer's Subsidiaries of their respective obligations under this Agreement. The liability of eFunds hereunder will not be released, discharged, limited or in any way affected by anything done, suffered or permitted by Seller in connection with any duties or liabilities of eFunds UK, eFunds Canada or Buyer's Subsidiaries to Seller. Seller will not be bound or obligated to exhaust their recourse against eFunds UK, eFunds Canada or Buyer's Subsidiaries or other persons or any securities or collateral it may hold or take any other action before being entitled to demand payment from eFunds.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer that, except as set forth under the appropriate caption and cross-reference in the Disclosure Schedule delivered by Seller to Buyer on the date hereof (the "Disclosure Schedule"):

         4.01. Incorporation and Corporate Power. Oasis Canada is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Ontario. Oasis US and Oasis UK are the only Subsidiaries (as hereinafter defined) of Oasis Canada. Seller has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on the Business as now being conducted and to own, lease, license and operate its Assets. Seller is qualified as a foreign corporation to do business in every jurisdiction in which the nature of its Business or its ownership of property requires it to be

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qualified and in which the failure to be so qualified would have or could reasonably be expected to have a material adverse effect (a "Material Adverse Effect") on the aggregate Assets, or the financial condition, operating results or condition, customer, employee or supplier relations or prospects of the Business, together taken as a whole.

         4.02. Subsidiaries. For the purposes of this Agreement, the term "Subsidiary" shall mean with respect to any Person (as hereinafter defined), (i) a corporation more than 50% of the outstanding voting shares of which at the time of determination is owned, directly or indirectly, by such Person and the votes carried by such voting shares are sufficient, if exercised, to elect a majority of the board of directors of the corporation or (ii) any other entity which is subject to the direct or indirect control of such Person, and, for the purposes of this definition, control means the power to direct or cause the direction of the management and policies of such entity, directly or indirectly, and whether through the ownership or control of voting rights, by contract or otherwise without the cooperation of others. When used without reference to a particular entity, "Subsidiary" means a Subsidiary of Oasis Canada. The Disclosure Schedule sets forth for each Subsidiary of Oasis Canada its name and jurisdiction of incorporation. Each Subsidiary of Oasis Canada is a corporation organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of Oasis Canada is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Oasis Canada holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Oasis Canada. None of Oasis Canada or its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation, or any right to acquire such a participation, in any corporation, partnership, trust, or other business association which is not a Subsidiary of Oasis Canada.

         4.03. Execution Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Oasis US and Oasis UK and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and shareholders of Oasis US and Oasis UK, respectively, and no other proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. Prior to the Closing Date, the consummation of the transactions contemplated hereby will have been duly and validly authorized by the shareholders and debentureholders of Oasis Canada, and no other proceedings on its part will be necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable in accordance with its terms, except to the extent that such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect reflecting to or affecting creditors' rights generally and (ii) equitable considerations and other limitations on the availability of the remedies of specific performance and injunctive and other forms of equitable relief.

         4.04. Authority; No Breach. Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not conflict with or result in any breach or violation of any of the

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provisions of or constitute a default (or event which, with notice or lapse of time or both, would constitute a breach or default), or result in the creation of any lien, security interest, charge, mortgage or other encumbrance (collectively, "Liens") on the Assets (except in favor of Buyer) or require Seller to obtain any authorization, consent, approval, exemption or other action by or notice to any Governmental Body (as hereinafter defined) under the provisions of the certificate of incorporation or bylaws of Seller, the Contracts or any indenture, mortgage, lease, loan agreement or other material agreement or instrument by which Seller or the Assets are bound, or any Governmental Regulation (as hereinafter defined) to which Seller or the Assets are subject. For purposes of this Agreement, "Governmental Body" means any nation or government, any state, province or other political subdivision thereof any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality which has jurisdiction over the Assets or the Business, or any political subdivision thereof or any court, legally constituted tribunal or arbitrator and "Governmental Regulation" means all laws, regulations, ordinances codes, rules, orders, treaties, decrees and other requirements issued, enacted, adopted or promulgated by any Governmental Body having the force of law.

         4.05.    Financial Statements. Seller has delivered to Buyer copies of
(i) an unaudited consolidated balance sheet (the "Balance Sheet") as of June 30, 2003 (the "Balance Sheet Date"), of Oasis Canada and its Subsidiaries and the unaudited consolidated statements of income, changes in shareholders' equity and cash flows of Oasis Canada for the three-month and nine-month period ended on the Balance Sheet Date (such statements and the Balance Sheet being herein referred to as the "Latest Financial Statements"), and (ii) the audited consolidated balance sheets, as of September 30, 2002, September 30, 2001 and September 30, 2000, of Oasis Canada and the audited consolidated statements of income, shareholders' equity and cash flows, including the notes, of the Oasis Canada and its consolidated Subsidiaries, for each of the three years then ended (collectively with the Latest Financial Statements, the "Financial Statements"). The Financial Statements are based upon the information contained in Seller's books of account, general ledgers, accounts payable and receivable and payroll records, tax returns and supporting schedules (the "Financial Records"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods indicated and fairly present in all material respects the financial position, results of operation and cash flows of Oasis Canada and its consolidated Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated, except that the Latest Financial Statements may not contain all notes and are subject to year end adjustments, none of which will be material to the Business.

         4.06. Absence of Undisclosed Liabilities. Seller does not have any liabilities (whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring that could reasonably be expected to have a Material Adverse Effect, except (i) as reflected in the Balance Sheet or (ii) liabilities which have arisen after the Balance Sheet Date in the ordinary course of business and which will be

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accurately reflected in the Final Closing Balance Sheet or disclosed in the notes describing events occurring subsequent to the date of such Balance Sheet.

         4.07. No Material Adverse Effect. Since the Balance Sheet Date, no event or circumstance has occurred or developed that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         4.08. Absence of Certain Developments. Since the Balance Sheet Date, Seller has not:

                  (a)      incurred or become subject to any liability except
         (i) current liabilities incurred in the ordinary course of the Business and (ii) liabilities under Contracts entered into in the ordinary course of the Business;

                  (b) subjected any of the Assets to any Lien except (i) Liens for taxes not yet due and payable, (ii) Liens incurred or deposits made to secure workers' compensation, employment insurance or other social security obligations, surety or appeal bonds when required by law; (iii) Liens granted to a public utility or any Governmental Body when required by such utility or Governmental Body; (iv) any mechanic's, laborer's, materialman's or repairman's statutory or other similar Lien arising in the ordinary course of business or out of the construction, repair or improvement of any assets of Seller or arising out of the furnishing of materials or supplies therefor, provided that such Liens are related to obligations not due or delinquent, are not registered against title to any of the Assets or in respect of which adequate holdbacks are being maintained as required by applicable law; or (v) any Liens in any personal property granted by Seller in the ordinary course of business in connection with the lease or purchase of such personal property (the Liens referred to in the foregoing clauses
         (i) through (v) being hereinafter referred to as "Permitted Liens");

                  (c) discharged or satisfied any Lien or paid any liability other than current liabilities paid in the ordinary course of the Business;

                  (d) sold, assigned, licensed or otherwise transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible or intangible assets of Seller or canceled any debts or claims, except in each case, in the ordinary course of the Business;

                  (e) sold, assigned, licensed or otherwise transferred any rights in or to the Assets, except in the ordinary course of the Business;

                  (f) subject to the disclosures to the list of third party contacts contemplated in Section 6.02, disclosed to any Person other than Buyer and professional advisors of Buyer and Seller, any proprietary confidential information related to the Business or the Assets except in the ordinary course of business and pursuant to a written non-disclosure agreement;

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                  (g)      waived any rights of material value or suffered any
         extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of the Business or consistent with past practice;

                  (h) other than in the ordinary course of the Business and in accordance with past custom and practice, taken any other action or entered into any other material transaction in connection with the Business with any Insider (as hereinafter defined), other than the transactions contemplated by this Agreement;

                  (i) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by Seller in the Business, whether or not covered by insurance;

                  (j) made any change in or amended or terminated any existing Employee Benefit Plan or adopted any new Employee Benefit Plan or provisioned to do any of the foregoing or made any commitment or incurred any liability to any labor union or employee association;

                  (k) terminated the employment of any officer or key employee or received any notice of any impending resignation by any such Person;

                  (l) made any loans or advances to, or guarantees for the benefit of, any Person or acquired any material assets of any other Person;

                  (m) made any modification, waiver, change, amendment, release, rescission, accord and satisfaction or termination of, or with respect to, any term, condition or provision of any Seller Agreements that could reasonably be expected to have a Material Adverse Effect, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of the Business;

                  (n) suffered any labor disputes or disturbances including, without limitation, the filing of any petition or charge of unfair labor practices with the National Labor Relations Board, the Ontario Labour Relations Board, the United Kingdom equivalent, or like body in any jurisdiction in which the Business is carried on;

                  (o) to the knowledge of Seller, suffered any adverse change in its relationships with its vendors or customers that could reasonably be expected to have a Material Adverse Effect;

                  (p) Except as described in the Schedules to this Agreement (i) entered into or modified any employment, severance or similar agreements or arrangements with, or granted any bonuses, salary increases, severance or termination pay to, any Insiders or consultants or (ii) in the case of employees, officers or consultants who earn in excess of $50,000 per year, taken any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any other increase in employment related benefits;

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                  (q)      disposed of or abandoned any of its Intellectual
         Property Rights; or

                  (r) entered into any contract, agreement, understanding or other commitment to do or undertake to do any of the foregoing (other than this Agreement).

         4.09.    Properties.

                  (a) Seller does not own any real property. The real property (the "Real Property") demised by the Leases described in Schedules C-1, C-2 and C-3 constitute substantially all of the real property used or occupied by Seller. The Real Property is sufficient for the conduct of the Business as now conducted by Seller.

                  (b) The Leases and any personal property leases are in full force and effect in all material respects, and Seller holds a valid and existing leasehold interest under each of the Leases for the term set forth in Schedules C-1, C-2 and C-3 or Schedules B-1, B-2 and B-3, as applicable. Seller has delivered to Buyer complete and accurate copies of each of the Leases and the personal property leases, and none of the Leases or personal property leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Seller is not in default in any material respect, and to the best knowledge of Seller no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases or personal property leases. To the best knowledge of Seller, no other party to any of the Leases or personal leases is in default thereof.

                  (c) Seller is the owner of all right, title and interest in and to the Assets, including each of the properties and assets reflected on the Balance Sheet or acquired since the Balance Sheet Date, free and clear of all Liens other than Permitted Liens.

                  (d) Schedules F-1, F-2 and F-3 set forth a complete and accurate list of all the Assets which constitute equipment (including computer equipment and related peripherals), machinery, motor vehicles, furniture, fixtures, furnishings and leasehold improvements. All of the buildings, machinery, equipment and other tangible assets used by Seller in the conduct of the Business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. Seller owns, or leases under valid leases, all machinery, equipment and other tangible Assets necessary for the conduct of the Business as presently conducted by Seller.

                  (e) Seller is not in violation of any applicable zoning ordinance or other Governmental Regulation relating to the Real Property that has resulted or could reasonably be expected to result in a Material Adverse Effect, and Seller has not received any written notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property, except violations of the potential consequences of which have not had and could not reasonably be expected to have a Material Adverse Effect.

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         4.10.    Tax Matters.

                  (a) Seller is not liable for any Taxes or other amounts arising as a result of Seller's failure to file Tax Returns required to be filed by Seller that relate in whole or in part to the Business or the Assets or Seller's failure to comply with any applicable Tax laws and agreements for which Buyer may become liable. "Tax Returns" shall mean all federal, state, provincial, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments thereto relating to Taxes. Seller has withheld from all payments made by it, or otherwise collected, all material amounts in respect of Taxes required to be withheld therefrom or collected by it prior to the date hereof, and has remitted same to the appropriate Governmental Body within the required time periods.

                  (b) The transactions contemplated in this Agreement are not subject to Tax withholding under any Canadian Governmental Regulation.

                  (c) Oasis Canada is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax, and its registration number is 102120607-RT001.

                  (d) To the knowledge of Seller, no claim has ever been made by a Governmental Body in respect of Taxes in a jurisdiction where Seller does not file tax returns that Seller is or may be subject to Tax by that jurisdiction.

                  (e) Oasis Canada is not a non-resident for purposes of the Income Tax Act (Canada).

         4.11.    Contracts and Commitments.

                  (a) Except for this Agreement or as described in the Schedules to this Agreement, Seller is not a party to nor are the Assets bound by or subject to any of the following agreements: (i) collective bargaining agreements or contracts with any labor union;
         (ii) bonus, pension, profit sharing, retirement or other forms of deferred compensation plans, other than as those described in Section 4.16; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) contract for the employment of any officer, employee, contractor or other Person on a full-time or consulting basis or relating to severance pay for any such Person; (v) confidentiality agreement; (vi) agreement or indenture relating to the borrowing of money or placing a Lien on any of the Assets; (vii) guaranty of any obligation for borrowed money or otherwise; (viii) lease or agreement under which it is lessee of, or holds or operates any property, real or personal, owned by any other party relating to the Business extending for a period of time longer than 3 months or involving expenditures by Seller in the aggregate in excess of $10,000;
         (ix) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal relating to the Business extending for a period of time longer than 3 months or involving

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         expenditures by Seller in the aggregate in excess of $10,000; (x)
         contract or group of related contracts for the purchase, licensing or sale of products or services (whether as licensor, licensee, buyer or seller); (xi) contract which prohibits it from freely engaging in business anywhere in the world; (xii) contract for the distribution of any of the products of the Business (including any distributor, master distributor, sales representative, agency, value-added reseller, sales and original equipment manufacturer contract); (xiii) franchise agreement; (xiv) license agreement or agreement providing for the payment or receipt of royalties or other compensation by or to Seller;
         (xv) contract or commitment for capital expenditures with respect to the Business after the date hereof; (xvi) agreement for the sale of any capital asset; or (xvii) other agreement which is either material to the Business or was not entered into in the ordinary course of the Business.

                  (b) Seller is currently performing or has performed all material obligations required to be performed by it in connection with the Contracts, personal property leases and Leases described on Schedules A, B and C, respectively, or in the Disclosure Schedule (collectively, the "Seller Agreements") and Seller is not in receipt of any claim of breach or default under any of the Seller Agreements. Seller does not have any present expectation or intention of not fully performing any material obligation pursuant to any of the Seller Agreements, except as a result of the consummation of the transactions contemplated by this Agreement. Seller does not have any knowledge of any breach or anticipated breach by any other party to any of the Seller Agreements. All amounts which are due and owing to Seller under Seller Agreements with customers, Phase 1 and Phase 2 distributors, sales representatives and OEMs have been paid to Seller, except for accounts receivable incurred in the ordinary course of business or as reflected in the Financial Statements.

                  (c) Prior to the date of this Agreement, Buyer has been supplied with a true and correct copy of all of the Seller Agreements that are in writing and a written description of all of the material Seller Agreements that are oral, together with all amendments, waivers or other changes thereto. Except as set forth in Schedule 4.11(c), no consent, waiver, approval or authorization is necessary or required to be obtained by Seller to assign or transfer any Agreement or the Assets to Buyer.

                  (d) Schedule K(i) contains a complete and correct listing of all of the distributors, subdistributors, original equipment manufacturers ("OEMs") and sales representatives of Seller. Such listing indicates whether each Person listed is a Phase 1 or Phase 2 distributor, or a subdistributor (and the distributor to which such subdistributor is subdistributor), the territory within which such Person operates, the Products (or, if the distributor is an OEM, the Products and OEM systems containing the Products) distributed by such Person and the amount of revenue derived by Seller from each such relationship during the twelve-month period ending on the Closing Date. Schedule K(ii) contains a complete and correct listing of all of the end-user customers of each of Seller, its distributors, OEMs and sales representatives. Such listing indicates which Products such customers have the right to use (including version number, and if private labeled the label under which the Product was sold), whether the sale of the license to the Product

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         came from Seller or from a distributor, OEM or sales representative, whether such customers are permitted to use source code, which source code is available to each customer and the uses permitted of such source code, whether such customer has purchased support services and which Person is obligated to perform such support services, the amount of revenue derived by Seller from each such relationship during the twelve-month period ending on the Closing Date, and the amount of commission or royalties received by any distributor, OEM or sales representatives resulting from sales of licenses of the Products and associated services to such customer during the twelve month period ending on the Closing Date. Schedule K(iii) contains a complete and correct listing of all Persons who are the beneficiaries of any most-favored-customer pricing (or agreements with similar effect) applicable to Products offered by Seller. Schedule K(iv) also contains a complete and correct listing of any Persons who have the exclusive right to sell, license or otherwise distribute Products in any geographic region.

         4.12.    Intellectual Property Rights.

                  (a) Certain Intellectual Property Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

                           (i) "Intellectual Property Rights" means all (A) rights in patents and patentable subject matter, whether or not the subject of an application, (B) rights in trademarks, service marks, names, trade names, trade dress, logos, slogans, symbols and other designators of origin, registered or unregistered, (C) rights in copyrightable subject matter including without limitation computer programs (including without limitation source code, object code, on-line files, testing materials, development, debugging and quality assurance tools, testing suites, reports, etc.) ("collectively, "Software"), data bases, website content, manuals and all forms of associated documentation therefor and protectable designs, registered or unregistered, (D) trade secrets and other proprietary non-public information, (E) rights in Internet domain names, uniform resource locators and e-mail addresses, (F) rights in semiconductor topographies (mask works), registered or unregistered, (G) know-how, (H) all rights in technical data, proprietary processes, drawings, work-in-progress, research and development, (I) all applications for any of the foregoing, registrations thereof and all renewals or extensions of such application and registrations, and (J) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of Governmental Regulation, Contract, license or otherwise, and the right to prosecute past infringements of any such rights.

                           (ii) "Licensed-In Intellectual Property Rights" means Third-Party Intellectual Property Rights used or held for use by Seller with the permission of the owner.

                           (iii) "Owned Intellectual Property Rights" means Intellectual Property Rights owned by Seller.

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                           (iv)     "Person" means any individual, corporation
                  (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Body or other entity.

                           (v) "Products" means those Software products which are or have been sold or licensed by Seller, or any combination of the foregoing, as part of the product offerings of the Business.

                           (vi) "Registered Intellectual Property Rights" means Intellectual Property Rights that are the subject of a pending application or an issued patent, trademark, copyright, design right or other similar registration formalizing exclusive rights.

                           (vii)    "Software" is as defined in Section
                  4.12(a)(i)(C).

                           (viii) "Third-Party Intellectual Property Rights" means Intellectual Property Rights in which a Person other than Seller has any ownership interest.

                  (b) Schedule H(i) lists and describes all Owned Intellectual Property Rights, which are Registered Intellectual Property Rights and the following non-Registered Intellectual Property Rights which are Owned Intellectual Property Rights: (i) trademarks, service marks, names, trade names, trade dress, logos, slogans and symbols; (ii) material copyrightable works; (iii) material trade secrets; (iv) Internet domain names; and (v) Products. Schedule H(ii) lists all Contracts relating to Licensed-In Intellectual Property Rights other than Software and describes the Intellectual Property Rights covered thereby; to the extent there is no written Contract covering a Licensed-In Intellectual Property Right, Schedule H(ii) lists the licensor and describes the Intellectual Property Rights so licensed. Schedule H(iii) lists all Contracts relating to Licensed-In Intellectual Property Rights that are Software and describes the Intellectual Property Rights covered thereby; to the extent there is no written Contract covering any such Software, Schedule H(iii) lists the licensor and describes the Software so licensed.

                  (c) The Owned Intellectual Property Rights and the Licensed-In Intellectual Property Rights constitute all of the Intellectual Property Rights necessary to conduct the Business as now conducted or presently proposed to be conducted by the Seller.

                  (d) Seller owns all right, title and interest in the Owned Intellectual Property Rights free and clear of all Liens (including royalty or other payments), except for those licenses of the Owned Intellectual Property Rights to Persons other than Seller specified in Schedules K(i) and K(ii), and payments for use of the Owned Intellectual Property Rights and other Liens listed on Schedule H(iv). Seller is the official and sole owner of record of all of its Registered Intellectual Property Rights. To the knowledge of Seller, no Owned Intellectual Property Right is infringed by any Person. Seller has not granted a license to any of the Owned Intellectual Property Rights or the Licensed-In Intellectual

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         Property Rights except as specified in Schedules K(i) and K(ii), and
         Seller has not granted an exclusive license to any of the Owned Intellectual Property Rights or the Licensed-In Intellectual Property Rights except as set forth on Schedule K(iv). All current and former personnel, including employees and independent contractors, who have contributed to or participated in the conception or development, or both, of the Owned Intellectual Property Rights on behalf of Seller (i) either (1) have been a party to "work-for-hire" or "works made in the course of employment" arrangements or agreements with Seller in accordance with all applicable Governmental Regulations that has accorded Seller full, effective, exclusive and original ownership of all intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of Seller as assignee, that have conveyed to Seller effective and exclusive ownership of all intangible property arising thereby; and (ii) have executed a written instrument waiving their moral rights in all intangible property arising thereby. No current or former employee or independent contractor of Seller has any claim whatsoever with respect to any Intellectual Property Rights of Seller.

                  (e) All Owned Intellectual Property Rights are valid and enforceable, and Seller has no knowledge of facts showing, nor has Seller received any notice from any Person asserting, that any Owned Intellectual Property Right is invalid or not enforceable. All Owned Intellectual Property Rights that are Registered Intellectual Property Rights are in full force and effect, and all actions required to keep such rights pending or in effect or to provide full available protection, including payment of filing, examination, annuity, and maintenance fees and filing of renewals, statements of use or working, affidavits of incontestability and other similar actions, have been taken, and no such Registered Intellectual Property Right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such rights. All Products covered by Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights that are Registered Intellectual Property Rights and all usages of Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights that are Registered Intellectual Property Rights have been marked with the appropriate patent, trademark or other marking required or desirable to maximize available damages awards.

                  (f) Seller has no trade secrets other than those embodied in the source code of the Products. The documentation relating to all source codes of Seller is listed on Schedule H(v) and is current, accurate and sufficient in detail and content to identify and explain such source codes and to allow their full and proper use without reliance on the knowledge or memory of any individual. Schedule H(vi) contains a complete and correct listing of all of the Persons who have been provided with any source code for the Products or who are the beneficiaries of any source code escrow arrangements, and a description specifying the use to which the licensee of the source code of the Products can make of such source code. Wherever Seller has granted a Person the right to modify source code or object code which code is Owned Intellectual Property Rights, Seller owns the resultant modifications to the code, except as described in Schedule H(vi). All reasonable precautions have been taken to protect the secrecy, confidentiality and value

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         of the source codes for the Products including, without limitation, (i)
         the implementation and enforcement of policies requiring each current and former employee or independent contractor that has, or has had, access to source codes to execute proprietary information and confidentiality agreements that protect the confidentiality of, and Seller's proprietary rights in and to, such source codes, and each current and former employee and independent contractor of Seller has executed such an agreement, and (ii) the enforcement of the Contracts identified in Schedule H(vi). To the knowledge of Seller, there has been no breach or other violation of such proprietary information and confidentiality agreements, except as disclosed in Schedule H(vi). Seller has an unqualified right to use all trade secrets and other proprietary information currently used in the Business (and collectively, to the knowledge of Seller, have an unqualified right to use all proprietary information currently used in the Business), subject to any Contract relating to Licensed-In Intellectual Property Rights. Seller has no knowledge that (i) any purported trade secrets or other proprietary information of Seller are part of the public knowledge or literature or (ii) that any trade secret or other proprietary information has been used, divulged or appropriated either for the benefit of any Person other than Seller or to the detriment of Seller.

                  (g) Seller has not taken action, or failed to take an action, that might have the effect of estopping or otherwise limiting its right to enforce the Owned Intellectual Property Rights against any Person.

                  (h) Seller has no present expectation or intention of not fully performing any obligation pursuant to any Contract relating to Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights, and to the knowledge of Seller there is no breach, anticipated breach or default by any other party to any such Contract. To the knowledge of Seller after inquiry of Seller's client service personnel, there are no renegotiations of, written demands for or outstanding rights to renegotiate any Contract involving $25,000 or more relating to Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights. Each Contract relating to Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights has been made fully available to Buyer.

                  (i) Each Contract for Licensed-in Intellectual Property Rights for which Seller has an exclusive right is in full force and effect. To the knowledge of Seller, no Licensed-in Intellectual Property Right that is a Registered Intellectual Property Right and for which Seller has an exclusive right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such right.

                  (j) Seller has not received any notice of infringement, misappropriation or violation of any Third-Party Intellectual Property Right by Seller or by any licensor of any Licensed-In Intellectual Property Rights. Seller's use of Owned Intellectual Property Rights in the Business as now conducted or presently proposed to be conducted by Seller has not and does not infringe, misappropriate or violate any Third-Party Intellectual

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         Property Right within the definition of Intellectual Property Rights exclusive of clauses (A) or (B) of such definition and, to the knowledge of Seller, Seller's use of Owned Intellectual Property Rights in the Business as now conducted or presently proposed to be conducted by Seller has not and does not infringe, misappropriate or violate any Third-Party Intellectual Property Right within clauses (A) or (B) of the definition of Intellectual Property Right. To the knowledge of Seller, Seller's use of Licensed-In Intellectual Property in the Business as now conducted or presently proposed to be conducted by Seller has not and does not infringe, misappropriate or violate any Third Party Intellectual Property Right. No infringement, misappropriation or violation by Seller of any Third-Party Intellectual Property Right, has occurred or will occur as a result of (i) the use, sale or other commercialization of the Products or services currently being, or previously, sold or otherwise commercialized by Seller; or
         (ii) the use, sale or other commercialization of the Products or services currently under development by or for Seller or (iii) the conduct of the Business as now conducted or presently proposed to be conducted by Seller.

                  (k) All Software that is licensed in by Seller and that is used by Seller or is present at any facilities or on any equipment of Seller is subject to a current license agreement that covers all use of the Software in the Business, as presently conducted. Seller has the right to use the Software currently used in the Business as it is presently being used, without any conflict with the rights of others. Seller is not in breach of any license to, or license of, any Software. Seller does not use, rely on or contract with any Person to provide services bureau, outsourcing or other computer processing services to Seller, in lieu of or in addition to their respective use of the Software. Following the Closing, Buyer will have sufficient rights to all necessary Software to operate the Business as the Business is currently being conducted by Seller.

                  (l) The Products are free of any undisclosed program routine, device, or other feature, including, without limitation, a time bomb, software lock, drop-dead device, or malicious logic or, as of the time of each delivery, any virus, worm or trojan horse, that is designed to delete, disable, deactivate, interfere with, or otherwise harm them (a "Disabling Code"), and any virus or other intentionally created, undocumented contaminant (a "Contaminant"), that may, or may be used to, access, modify, delete, damage or disable any hardware, system or data or that may result in damage thereto. The components obtained from third party suppliers are, to the knowledge of Seller, free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any hardware, system or data or that might result in damage thereto. To the knowledge of Seller, the hardware, systems and data used by Seller are free from Disabling Codes and Contaminants. Seller has in place appropriate disaster recovery plans, procedures and facilities and has taken all reasonable steps to safeguard its hardware, systems and data and restrict unauthorized access thereto.

                  (m) Schedule H(vii) sets forth a description of the physical location of the computer server that is currently hosting the Internet websites used in connection with the Business. Such server is validly owned or a portion is validly leased by Seller and forms part of the Canadian Assets. Schedule H(vii) additionally sets forth (i) the name and IP

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         address of the Internet websites homepage, (ii) when the domain registration was granted and (iii) the date the next registration payment is due.

                  (n) The final agreements envisioned by that certain Memorandum of Understanding, effective April 1, 2001, by and between CARDI Enterprises International B.V., CIT Canada Inc., Giesecke & Devrient Systems Canada, Inc., Ingenico and Schimatic Cash Transactions Network.com, Inc. related to the Solstice Alliance were never executed and Seller is no longer devoting any efforts or resources to the Scotiabank/ePayment Alliance.

                  (o) All of the contracts between Seller and MasterCard International Incorporated (or its affiliates) have been terminated and are of no further force and effect. MasterCard has only received a license to the source code for the version of the Foundation Product disclosed in the Disclosure Schedule. The consummation of the transactions contemplated by this Agreement will not entitle MasterCard to purchase any more source code from Seller.

                  (p) Oasis US owns all Intellectual Property Rights in the Product known as IST/Card, and has granted Oasis Canada all rights necessary for Seller to license such Product, and provide associated services. No remaining payments or obligations are due by Seller under the Purchase Agreement between Fiton Business, S.A. ("Fiton"), CreditCard Acquisition Corp., an affiliate of Oasis Canada, Consolidated Technology Group Ltd. and CSMC Corp, dated February 7, 1996, as amended ("Fiton Purchase Agreement"). Seller has not entered into a reseller agreement with Fiton or any pledge agreement as required under the Fiton Purchase Agreement. Fiton has no access to, ownership rights in, or right to obtain, the source code to the IST/Card Product, or its replacement Product, IST/AllCard, or of any versions thereof. Seller has not breached the terms of the exclusive license granted to Fiton in the Fiton Purchase Agreement. The Product IST/AllCard does not contain any of the source code or other code in the Product IST/Card, and has been independently developed by and is owned in its entirety by Seller.

                  (q) Seller owns all Intellectual Property Rights in the Product known as IST/IMN, subject only to the nonexclusive license to ACX Corporation ("ACX") as described in the Mutual Cross Licensing Agreement between ACX and Oasis Canada, dated October 16, 1998 ("ACX Agreement"), and the rights granted to Interac Association ("Interac") and Acxsys Corp. ("Acxsys") described in Schedule H(viii), and ACX has no ownership rights in the Product IST/IMN. Schedule H(viii) sets forth a complete and correct description of all amounts that shall be due to ACX under the ACX Agreement as of the Closing Date and no amounts remain due to Hewlett-Packard (Canada) Ltd. and Stratus Computer Corp. by Seller. Except as disclosed in Schedule H(viii), neither ACX, Interac nor Acxsys, nor any other Person have any access to, ownership rights in, or right to obtain, the source code to the IST/IMN Product, or of any versions thereof.

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                  (r)      The Passport Certificate Server for Windows NT
         software licensed by Oasis Canada from Diversinet under a term sheet with attached terms and conditions on July 29, 2001 is not used by Seller in any of the Products, except as described in detail in Schedule H(i).

                  (s) The Secure Payment software purchased by Oasis Canada from Techmarketing Group S.A., and Oscar Hoyos Medina, Luis Carlos Diaz and Jorge Ivan Toro Villegas under a Software Purchase Agreement dated January 2, 2001 ("Techmarketing Agreement") is not used by Seller in any of the Products and has never been sold by Seller. Seller received all rights Techmarketing Group S.A. had in the Secure Payment software under the Techmarketing Agreement.

                  (t) All of the agreements between Seller and Visa International Service Association and any of its affiliates (each, "Visa") have been provided to Buyer. None of the work product or developments developed under any agreements between Seller and Visa for which Visa is granted ownership are used in the Products. All of the work product or developments developed under any agreements between Seller and Visa for which Seller is granted or retains ownership and which are permitted to be used or licensed by Visa are identified in Schedule H(ix). Schedule H(vi) includes a description of all of the source codes to which Visa has access, and all of the Persons to whom Visa has sublicensed source code of the Products or any work product or developments developed under agreements between Seller and Visa, and a description of the source code so licensed and the permitted use. Seller has not performed any projects for Visa involving the development of Software in the twenty four month period preceding the Closing Date. No code or other proprietary information developed under the Confidentiality and Non-Disclosure Agreement dated August 2, 2001 between Oasis Canada and Visa has been, or is being, used in the Products, and no rights have been granted to any Person to distribute any code developed under such agreement.

                  (u) Seller owns all rights in any derivative works of the Products developed by Seller or IBM under any of the agreements between Seller and IBM. To the knowledge of Seller, IBM has not reproduced any of the Products licensed to IBM under the Product Remarketing Territory Agreement between Oasis Canada and IBM. All derivative works of the Products developed under that Agreement were developed at least twelve months prior to the Closing Date.

                  (v) There are no work statements to the Master Development Agreement between Oasis Canada, American Express Travel Related Services, Inc. ("Amex") and Insync Technology, Inc., dated February 18, 1998 ("Amex Agreement"), under which ownership of deliverables developed under that agreement are assigned to any Person other than to Seller. No deliverables developed under the Amex Agreement have been, or are being, used in the Products. Seller does not use any software owned or licensed by Rogue Wave Software, Inc. Schedule H(vi) includes a description of all of the Persons to whom Amex has sublicensed the source code of the Products or any new software

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         developed under the Amex Agreement, and a description of the source code so licensed and the permitted use.

                  (w) Seller has not appointed more than seven master OEMs to sell or license the Product IST/Card, in breach of the IST/CARD OEM Agreement dated March 30, 2001 ("CIT Agreement"), between Oasis Canada and CIT Canada Inc. ("CIT"). Schedule H(x) sets forth a description of all fees paid to OEMs for sales of the Product IST/Card under the master OEM agreements. Schedule H(x) also includes a description of all source code deposited with Seller by the master OEMs permitted to sell the Product IST/Card. Seller has not licensed the Product IST/Card either directly or indirectly to any Person except as permitted in the OEM agreements between the master OEMs for the sale of the Product IST/Card, including without limitation the CIT Agreement.

                  (x) No Products licensed by First Ecommerce Asia Limited ("FEA") under the OEM Agreement between Oasis Canada and FEA ("FEA Agreement") have been distributed by FEA. FEA has not used the products licensed under the FEA Agreement to service any customers under a service bureau arrangement. None of the new modules developed by Oasis Canada but owned by FEA under the FEA Agreement have been or are being, used in the Products.

                  (y) The only Products licensed by Orbiscom Limited ("Orbiscom") under the OEM Agreement between Oasis Canada and Orbiscom ("Orbiscom Agreement") have been distributed on a private label basis to Cahoot Bank, Carte Bleue, Discover and MBNA, and have not been sold or marketed as cobranded Products.

                  (z) Open Business Exchange Limited ("OBE") has never sublicensed the Products licensed to OBE by Oasis Canada under the Software License and Developments Agreement dated September 1, 2000.

                  (aa) All of the agreements between Seller and NCR have been provided to Buyer.

                  (bb) Seller does not own any patents and has not filed any patent applications.

         4.13. Litigation. Except as set forth in the proviso to Section 1.05, there are no actions, suits, proceedings, orders or investigations pending or, to Seller's knowledge, threatened against Seller or brought by Seller against others, at law or in equity, before or by any Governmental Body and there is no reasonable basis known to Seller for any of the foregoing. Seller has not received any legal opinion or legal advice during the two year period preceding the Closing Date to the effect that it is exposed from a legal standpoint to any liability or disadvantage that could reasonably be expected to have a Material Adverse Effect.

         4.14. Warranties. Seller has not received written notice of any claims outstanding, pending or, to the best knowledge of Seller, threatened for breach of any warranty or maintenance or support obligations relating to any Products of the Business sold or licensed by

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Seller prior to the date hereof. The description of Seller's Product and services warranties set forth in the Disclosure Schedule under the caption referencing this Section 4.14 is correct and complete in all material respects. Seller is not aware of any material warranty claims made or to be made against any Products sold or licensed prior to the Balance Sheet Date.

         4.15. Employees. No employee or consultant to Seller has given written notice to terminate his or her relationship with Seller. Seller has complied with all Governmental Regulations relating to the employment of labor, including provisions thereof relating to wages, hours, pay equity, collective bargaining and the payment of remittances and taxes. Seller does not have any material labor relations problem pending. Seller has not and is not engaged in any unfair labor practice and no unfair labor practice complaint, grievance or arbitration proceeding is pending or has been threatened in writing. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the employees of the Business. To the best knowledge of Seller, there are no threatening or pending union organizing activities in respect of the Business and there is no labor strike, dispute, work slow down or stoppage pending or involving or, to the knowledge of Seller, threatened against Seller in respect of the Business and no such event has occurred within the last two years. No trade union has applied to have Seller declared a related employer pursuant to the Labour Relations Act (Ontario) or any similar legislation in any jurisdiction in which the Business is carried on. There are no workers' compensation claims pending against Seller nor is Seller aware of any facts that would give rise to such a claim. Seller has paid all amounts, if any, owing under the Workplace Safety and Insurance Act, 1997 (Ontario) or similar legislation in other jurisdictions where the Business is conducted.

         Buyer shall have no liability or obligation for overtime relating to periods preceding the Closing Date. To the best knowledge of Seller, no employee or consultant to Seller is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee or consultant to carry out fully all of their activities and furtherance of the Business. Except as described in the schedules in this Agreement, no employee employed in the Business has any agreement as to length of notice or severance payment required to terminate his or her employment, including on change of control, other than such as results by law from the employment of an employee without an agreement as to notice or severance. Seller has previously provided Buyer with a current list of each employee or consultant to and contractor for Seller and the name, position, title, remuneration, bonus plan, (including any terms requiring salary, bonus or remuneration increases), bonus commissions, benefits, date of employment or retention of each such person, status as full-time or part-time, accrued (but unused) vacation pay, and if absent from work, the reason for such absence and return to work date, if known, and country of residence. Each present employee, consultant and contractor of, to or for Seller has, or prior to the Closing will have, executed and delivered to Seller a proprietary information agreement, true and correct copies of which have been delivered to Buyer prior to the Closing.

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         4.16.    Employee Benefit Plans.

                  (a) Schedule L-1 contains a list of every benefit plan, program, agreement or arrangement maintained, contributed to, or provided by Seller or any affiliate or Subsidiary thereof for the benefit of any of the employees of the Business or their dependants or beneficiaries (the "Employee Benefit Plans") including all bonus, deferred compensation, incentive compensation, share purchase, share option, stock appreciation, phantom stock, savings, profit sharing, severance or termination pay, sick leave, health or other medical, life, disability or other insurance (whether insured or self-insured), supplementary unemployment benefits, retirement and supplementary retirement plans, programs, agreements and arrangements.

                  (b) Schedule L-2 contains a list of all compensation policies and practices of Seller, including vacation ("Compensation Policies") applicable to employees of Seller.

                  (c) Seller has delivered to Buyer true, complete and up-to-date copies of all Employee Benefit Plans and Compensation Policies and all amendments thereto.

                  (d) No fact, condition or circumstance exists that would materially affect the information contained in the documents provided pursuant to this section and, in particular, no promises or commitments have been made by Seller to amend any Employee Benefit Plan or Compensation Policy.

                  (e) Except as disclosed on the Disclosure Schedule, all Employee Benefit Plans are duly registered where required by any Governmental Regulation (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status) and are in compliance with all Governmental Regulations and the requirements of the Canada Customs and Revenue Agency's Information Circular IC 72-13R8 and its predecessors.

                  (f) Except as would not have, individually or in the aggregate, a Material Adverse Effect on Buyer:

                           (i) Each U.S. Employee Benefit Plan, and its operation and administration, is in material compliance with all applicable Governmental Regulations, including the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. Seller does not have any liabilities or obligations with respect to any of the Employee Benefit Plans, whether accrued, contingent or otherwise. The group health plans, as defined in Section 4980B(g) of the Code, that benefit employees of Seller are in compliance with the continuation coverage requirements of subsection 4980B of the Code. There are no outstanding violations of Section 4980B of the Code with respect to any Employee Benefit Plan, covered employees or qualified beneficiaries.

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                           (ii)     Seller does not contribute and has not ever
                  contributed to any multi-employer plan, as defined in Section 3(37) of ERISA. Seller does not have any actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Seller does not have any actual or potential liability for death or medical benefits after separation from employment, other than health care continuation benefits described in Section 4980B of the Code.

                           (iii)    None of Seller, or any of Seller's
                  directors, officers, employees or other "fiduciaries," as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to any Employee Benefit Plan.

                           (iv) There has been no occurrence or development that has, and the consummation of the transactions contemplated by this Agreement will not, subject Buyer, Buyer's Subsidiaries or any of their respective directors, officers or employees to any liability with respect to Seller's Employee Benefit Plans under ERISA or any other Governmental Regulation.

                  (g) None of the Employee Benefit Plans (other than pension plans) provide benefits beyond retirement or other termination of service to employees or their beneficiaries or dependants.

                  (h) All contributions or premiums required to be paid by Seller under the terms of each Employee Benefit Plan or by law have been made in accordance with applicable laws and the terms of the employee benefit plans.

         4.17. Affiliate Transactions. No officer or director of Seller or, to Seller's knowledge, any key employee of Seller nor any member of the immediate family of any officer or director of Seller (collectively, "Insiders") has any agreement with Seller or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the Business (other than ownership of capital stock of Oasis Canada). None of the Insiders (other than directors that are nominees of any of the Funds) has any direct or indirect interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such Persons) in any supplier or customer of Seller or in any Person from whom or to whom Seller leases any property, or in any other Person with whom Seller transacts business of any nature. For purposes of this Section 4.17, the members of the immediate family of an officer, director or key employee shall consist of their spouse and children.

         4.18. Customers and Suppliers. Schedule H(vi) contains a complete listing of all of the projects and currently active end-user customers or clients of the Business. To the knowledge of Seller after no inquiry, no current customer with annual revenues to Seller in excess of $25,000 or supplier of the Business has indicated that it will stop or decrease by a significant amount the amount of business done with the Business as a result of or following the consummation of the

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transactions contemplated by this Agreement. Seller is not aware, after no inquiry, of any event, happening or fact, except that certain of Seller's customers are in competition with Buyer, which would lead it to believe that any such customer will not consent to the transfer of Seller's rights under the Contracts between Seller and such customers to Buyer.

         4.19.    Compliance with Laws; Permits.

                  (a) Seller is in compliance in all material respects with all Governmental Regulations which affect the Business, the Assets, or the Real Property, and to which Seller may be subject, and to Seller's knowledge no claims have been filed against Seller alleging a violation of any such Governmental Regulations. Seller has no knowledge of any action, pending or threatened, to change the zoning or building ordinances or any other Governmental Regulations affecting the Assets, the Real Property or the Business. Seller is not relying on any exemption from or deferral of any Governmental Regulation that would not be available to Buyer (if it were resident in the Province of Ontario) after it acquires the Assets and the Leases.

                  (b) The Permits (including permits granted under or pursuant to any Environmental Laws (as hereinafter defined)) constitute all of the material orders, permits, approvals, waivers, licenses or similar authorizations of Governmental Bodies necessary for Seller to conduct the Business or own and operate the Assets. A true, correct and complete list of all of the Permits is set forth in Schedules D-1, D-2 and D-3 and Schedule G. Seller has conducted the Business in compliance with all material terms and conditions of the Permits. Each Permit is valid, subsisting and in good standing, Seller it not in default of or breach of any Permit which default has resulted or could reasonably be expected to result in a Material Adverse Effect and to the knowledge of Seller, no proceeding is pending or threatened to revoke or limit any Permit. All Permits are assignable to Buyer and renewable by their terms or in the ordinary course of business without the need for Seller or Buyer to comply with any special rules or procedures, agree to any materially different terms or conditions or pay any amounts other than routine filing fees. Seller does not have any knowledge of any fact that would result in any Permits will be revoked, lapsed, or otherwise subject to modification upon or following the consummation of the transactions contemplated hereby.

         4.20.    Environmental Matters.

                  (a) Seller's operation of the Business is in compliance in all material respects with, and Seller is not in violation of, any applicable Governmental Regulations relating to environmental matters ("Environmental Laws"), including, but not limited to, matters related to air pollution, water pollution, noise control, odor, on-site or off-site hazardous substance (as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended), or, with respect to the Canadian Assets, subject waste (as defined in Regulation 347 made under the Environmental Protection Act (Ontario), as amended); and including any other dangerous waste) handling, discharge, disposal or recovery, toxic or hazardous substances or materials (whether products or waste), friable

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         asbestos, PCBs, and transportation or shipping safety and no notice of violation of any Environmental Laws has been received by Seller, nor, to the knowledge of Seller, is any such notice threatened.

                  (b) (i) No hazardous, dangerous or toxic materials have been generated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, discharged or released on, under or about any part of the Real Property other than in material compliance with all applicable Environmental Laws, (ii) to the knowledge of Seller, the buildings and improvements located on Real Property do not contain friable asbestos, urea, formaldehyde, radon at levels above natural background, polychlorinated biphenyls (PCBs) or pesticides and (iii) to the knowledge of Seller, no aboveground or underground storage or fuel tanks are located on, under or about the Real Property, or have been located on, under or about the Real Property and then subsequently been removed or filled other than in material compliance with all applicable Environmental Laws.

                  (c) To the best of Seller's knowledge, no expenditure will be required following the Closing in order for Buyer to comply with any Environmental Laws in connection with the operation or continued operation of the Business on the Real Property in a manner consistent with the current operation thereof by Seller.

                  (d) Seller, on behalf of itself and its successors and assigns, hereby waives, releases and agrees not to bring any claim, demand, cause of action or proceeding, including without limitation any cost recovery action, against Buyer under any Environmental Law in connection with Buyer's purchase, ownership or operation of the Business, the Assets or the Real Property.

                  (e) To the knowledge of Seller without any inquiry, no properties adjacent to any of the Real Property are contaminated.

                  (f) To the knowledge of Seller with no inquiry, there are no contaminants located in the ground or in groundwater under any of the Real Property.

                  (g) Schedule I lists all reports and documents relating to the environmental matters affecting the Business, the Assets or any of the Real Property which are in the possession or under the control of Seller. Copies of all such reports and documents have been provided to Buyer. To the best knowledge of Seller, there are no other reports or documents relating to environmental matters affecting the Business, the Assets or any of the Real Property which have not been made available to Buyer whether by reasons of confidentiality restrictions or otherwise.

         4.21. Returns and Complaints. During the one year period preceding the Closing Date, Seller has not received any customer complaints, other than in the ordinary course of the Business, concerning the products and services supplied by the Business, including the Products.

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No customer of Seller has requested a refund of any material amounts paid by it to Seller in the two year period preceding the Closing Date.

         4.22. Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller, other than Converge Capital and Cedarvue Partners. All of the fees owed to Converge Capital and Cedarvue Partners shall be the sole and exclusive liability of Seller.

         4.23. Acknowledgment. Seller acknowledges and agrees that although Buyer may render certain assistance to Seller in the preparation of the Schedules (including the Disclosure Schedule) to this Agreement, the provision of such assistance shall not be deemed to constitute an admission by Buyer of the accuracy of the same or any basis for any modification of any covenant, representation or warranty of Seller contained in this Agreement or any agreement or documents associated herewith or contemplated hereby.

         4.24.    Bank Debt and Debentures.

                  (a) Seller is not indebted to and immediately prior to the Closing will not be indebted to the Royal Bank of Canada (the "Bank") under any of its credit facilities. The credit facilities established by the Bank in favor of Oasis Canada are secured by a Lien.

                  (b) Seller has issued US$12,000,000 of secured convertible debentures (the "Debentures").

                  (c) Except for the Liens securing Seller's indebtedness (the "Indebtedness") to the Bank and in respect of the Debentures, there are no other Liens on the Assets other than Permitted Liens. Other than the Indebtedness, Seller has no obligation or liability, whether absolute or contingent, in respect of any money borrowed including no such liability or obligation to the Canadian Imperial Bank of Commerce.

         4.25. Required Authorizations. There is no requirement on Seller to make any filing with, give any notice to, or obtain any order, permit, approval, waiver, license or similar authorization (collectively, an "Authorization") of, any Governmental Body as a condition to the lawful completion of the transaction contemplated by this Agreement, except for the filings, notifications and Authorizations described in Schedule J.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller that:

         5.01. Incorporation and Corporate Power. eFunds is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. eFunds

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Canada is an unlimited liability company organized, validly existing and in good standing under the laws of the province of Nova Scotia, with the requisite power and authority to enter into this Agreement and perform its obligations hereunder. eFunds UK is a corporation duly incorporated, validly existing and in good standing under the laws of England & Wales, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         5.02. Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by each Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate or limited liability company action, and no other corporate or limited liability company proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by each Buyer and constitutes the valid and binding obligation of each Buyer, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect reflecting to or affecting creditors' rights generally and (ii) equitable considerations and other limitations on the availability of the remedies of specific performance and injunctive and other forms of equitable relief.

         5.03. No Breach. Each Buyer has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to perform its obligation hereunder. The execution, delivery and performance of this Agreement by each Buyer and the consummation by each Buyer of the transactions contemplated hereby do not conflict with or result in any breach or violation of any of the provisions of or constitute a default under (or event which, with notice or lapse of time or both, would constitute a breach or default), result in the creation of any Lien upon any assets of either Buyer, or require any authorization, consent, approval, exemption or other action by or notice to any Governmental Body, under the provisions of the certificate of incorporation or bylaws or other organizational documents of either Buyer or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which either Buyer is bound or affected, or any Governmental Regulation to which either Buyer is subject.

         5.04. Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of either Buyer.

         5.05. Financing. Buyer has, and on the Closing Date will have, sufficient sources of financing in order to consummate the transactions contemplated by this Agreement and to fulfill its obligations hereunder.

         5.06. GST Registration. eFunds Canada's GST registration number is 872650221. eFunds is not registered for GST.

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                                   ARTICLE VI

                               COVENANTS OF SELLER

         6.01. Conduct of the Business. Seller agrees to observe each item set forth in this Section 6.01 and agrees that, from the date hereof until the Closing Date, unless otherwise consented to by eFunds in writing:

                  (a) The Business shall be conducted only in, and Seller shall not take any action except in, the ordinary course of the Business, on commercially reasonable terms and in accordance in all material respects with all applicable Governmental Regulations and Seller's past custom and practice. Without limiting the generality of the foregoing, Seller shall not perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of
         Section 4.08.

                  (b) Seller shall not, directly or indirectly, do or permit to occur any of the following insofar as they relate to Business or the Assets: (i) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any other Person or equity interest in or material assets of any other Person; (ii) accelerate or otherwise modify its practices with respect to the collection of accounts receivable or its billing arrangements; or (iii) delay or otherwise modify its practices with respect to the payment of accounts payable or trade or other obligations; or (iv) enter into or propose to enter into any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 6.01(b);

                  (c) Seller shall (i) use commercially reasonable efforts to preserve intact its organization and the Goodwill of the Business, keep available the services of its officers and key employees as a group and maintain satisfactory relationships with its licensors, suppliers, distributors, customers and others having business relationships with it consistent with prudent business practices, (ii) update representatives of eFunds from time to time regarding the general status of its ongoing operations and the Business, (iii) notify Buyer of any emergency or other change in the normal course of the Business and of any complaints or investigations threatened or commenced against it (or communications indicating that the same may be contemplated by any Person); (iv) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at the Closing; and (v) promptly notify eFunds in writing if Seller shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any material respect.

                  (d) Seller shall (i) file any tax returns, elections or information statements with respect to any liabilities for Taxes of Seller or other matters relating to Taxes of Seller which affect the Assets and pursuant to applicable law must be filed prior to the Closing Date and (ii) not amend any previously filed tax return in any manner that would adversely affect or create any liability of Buyer for any Taxes.

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         6.02.    Access to Books and Records. Seller shall afford to Buyer and its authorized representatives full access at all reasonable times and upon reasonable notice to its respective offices, properties, financial and other records, officers and employees and shall otherwise provide such assistance as is reasonably requested by Buyer in order that Buyer may have a full opportunity to make a comprehensive evaluation of the Business and the Assets. In addition, the parties will agree to a reasonable list of third party contacts following which Seller will cooperate (including providing introductions where necessary) with Buyer so as to enable Buyer and Seller to jointly contact such third parties from the agreed list, including Seller's customers, distributors, prospective customers, vendors or suppliers, as Buyer deems reasonably necessary to complete its due diligence review. Buyer shall conduct such introductions in a professional manner so as to minimize, to the extent reasonably practical, any disruption of the Business or prospective business relationships with such Persons.

         6.03. Conditions. Seller shall take all commercially reasonable actions necessary to cause the conditions set forth in Section 8.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof. Seller undertakes to use commercially reasonable efforts to obtain prior to the Closing Date the consents described in Section 8.01(d).

         6.04. Exclusive Dealings. Until November 1, 2003, Seller and the Funds (as defined in Section 6.06) agree not to, directly or indirectly, solicit, initiate or encourage the submission of any proposal or offer from any third Person (including any of Seller's officers, employees or contractors) relating to (i) any acquisition, license or purchase of all or a material portion of the Assets or the Business, (ii) the acquisition or disposition of any equity interest in Oasis Canada or any of its Subsidiaries or (iii) any merger, consolidation, joint venture or partnership or other similar transaction or business combination or acquisition involving Oasis Canada or its Subsidiaries or, unless the Board of Directors of Seller is advised by outside counsel in writing to the effect that there would be a material risk of liability on the part of the members of such Board of Directors for failure to do so, participate in any negotiations regarding, furnish to any other Person any information with respect to or otherwise cooperate in any way with any effort or attempt by any other Person to do or seek to do any of the foregoing. Oasis Canada shall promptly notify eFunds if any such proposal or offer, or any inquiry from or contact with any Person with respect thereto, is made and shall promptly provide eFunds with such information regarding such proposal, offer, inquiry or contact as eFunds may request.

         6.05. Preparation of Books and Records. Seller agrees that it will continue to retain its outside accountants to assist with the preparation of Seller's books and records for preparation of the Final Closing Balance Sheet. The fees payable to such accountants in connection with rendering such assistance shall be paid by Seller; provided, however, that eFunds will pay the lesser of (i) one-half of such fees or (ii) $15,000.

         6.06. Funds Agreements. Each of HarbourVest International Private Equity Partners II - Direct Fund L.P., The Vengrowth Investment Fund, Inc., The Vengrowth Investment Fund II, Inc., Lease Plan North America, Inc., I Eagle Trust, and Burnham Capital Corporation LLC (individually a "Fund" and collectively the "Funds") agrees (i) not to sell, assign, transfer or

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otherwise dispose of its shares in or debentures of Oasis Canada, or any interest therein, pending the Closing and (ii) if required or requested, to vote its shares and debentures in favor of the transactions contemplated hereby and in opposition to any transaction or proposed transaction that would constitute a violation of the covenants set forth in Section 6.04.

                                  ARTICLE VII

                               COVENANTS OF BUYER

         Buyer covenants and agrees with Seller as follows:

         7.01. Conditions. Buyer shall take all commercially reasonable actions necessary to cause the conditions set forth in Section 8.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof.

         7.02. Exclusive Dealings. Until November 1, 2003, Buyer agrees not to, directly or indirectly, (i) solicit, initiate or encourage the submission of any proposal or offer from any third party which is a competitor of Seller (including, S2 Systems, Inc.) relating to (A) the acquisition by Buyer of any equity security or material assets of such third party or (B) any business combination, merger, share exchange, acquisition or similar transaction involving Buyer and such third party or (ii), unless the Board of Directors of Buyer is advised by outside counsel in writing to the effect that there would be a material risk of liability on the part of the members of such Board of Directors to the shareholders of Buyer for failure to do so, participate in any negotiations regarding, furnish to any other person any information with respect to or otherwise cooperate in any way with any effort or attempt by any other person or entity to do or seek to do any of the foregoing.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         8.01. Conditions to Buyer's Obligations. The obligation of any Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a)      The representations and warranties set forth in
         Article IV hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by Seller of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

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                  (b)      Seller and the Funds shall have performed in all
         material respects all of the covenants and agreements required to be performed and complied with by it and them under this Agreement prior to the Closing;

                  (c) The shareholders of Seller shall have approved the consummation of the transactions contemplated by this Agreement;

                  (d) Seller shall have obtained, or caused to be obtained, each consent and approval deemed necessary by Buyer in its sole and absolute discretion in order that (i) each of the Seller Agreements and Assets are validly assigned to Buyer at the Closing free and clear of any Liens (other than Permitted Liens) and (ii) the transactions contemplated herein do not constitute a breach or violation of, or result in a right of termination or acceleration under any Agreement, regardless of whether the same is assigned to Buyer pursuant hereto, or the creation of any Lien on any of the Assets;

                  (e) Seller shall have assigned to Buyer the Permits in Schedules D-1, D-2 and D-3 and Buyer shall have obtained or developed substitutes, replacements or "work-arounds" for any Permits or Contracts described on Schedule G;

                  (f) All material filings, authorizations and approvals that are required from any Governmental Body for the consummation of the transactions contemplated hereby will have been duly made and obtained, including the Authorizations and any notifications or filing requirements under the Competition Act (Canada);

                  (g) There shall not be threatened, instituted or pending any action or proceeding, before, or any Governmental Regulation promulgated by, any Governmental Body, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Buyer of all or a material portion of the Assets or the Business, or to compel Buyer to dispose of or to hold separately all or a material portion of the business or assets of Buyer and their Subsidiaries, as a result of the transactions contemplated hereby,
         (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements included herewith (including the Funds joinder agreement), the Escrow Agreement, Exhibit C or attached as exhibits hereto (collectively, the "Related Agreements"), or (iv) otherwise relating to and materially adversely affecting the value to Buyer of the Assets or the Business or the transactions contemplated hereby;

                  (h) After the date of this Agreement no event having a Material Adverse Effect shall have occurred;

                  (i) Buyer shall have received from counsel for Seller a written opinion, dated as of the Closing Date and addressed to Buyer in form and substance satisfactory to Buyer's counsel, acting reasonably;

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                  (j)      The holders of the Debentures shall have duly and
         validly authorized the consummation of the transactions contemplated in this Agreement;

                  (k) The Bank shall have consented to the consummation of the transactions contemplated by this Agreement;

                  (l) On the Closing Date, Seller shall have delivered to Buyer all of the following:

                           (i) the Bills of Sale and such other instruments of conveyance, transfer, assignment and delivery as Buyer shall have reasonably requested pursuant to Section 2.02 hereof;

                           (ii)     the Assignment and Assumption Agreements;

                           (iii) certificates of an officer of Oasis Canada satisfactory to Buyer, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

                           (iv) copies of consents and approvals referred to in subsections (c) and (d) and (k) above;

                           (v) a copy of the text of the resolutions adopted by the Board of Directors, shareholders and debentureholders, as applicable, of Seller authorizing the consummation of the transactions contemplated hereby; along with a certificate executed on behalf of Oasis Canada by its corporate secretary certifying to Buyer that such copy is a true, correct and complete copy of such resolutions, and that such resolutions were duly adopted and have not been amended or rescinded;

                           (vi) incumbency certificates executed on behalf of each Seller by its corporate secretary certifying the signature and office of each officer executing this Agreement or any of the Related Agreements;

                           (vii) an executed copy of each of the Related Agreements;

                           (viii) releases of all Liens (other than Permitted Liens) on the Assets;

                           (ix) such other certificates, documents and instruments as Buyer reasonably requests related to the transactions contemplated hereby;

                           (x) evidence satisfactory to Buyer that the purchase and sale of the Assets shall be exempted from the provisions of the Bulk Sales Act (Ontario); and

                           (xi) a certificate (or proof of application for such a certificate) issued by the Minister of Finance of Ontario under Section 6 of the Retail Sales Tax Act

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                  (Ontario) or similar legislation in other relevant provinces
                  (if applicable) indicating that all taxes collectible or payable under such Act and similar legislation relating to the Assets have been paid by Seller up to the Closing Date or that Seller has entered into an arrangement for the payment of such taxes.

                  (m) Such of the Proposed Transferred Employees (as hereinafter defined) of Seller as Buyer shall determine to be reasonably necessary for its operation of the Business shall have qualified for employment with Buyer and shall have agreed to become employees of, contractors to or distributors for eFunds (or one of its Subsidiaries) as of the Closing Date and shall have executed, employment, confidentiality and inventions assignment agreements in a form acceptable to eFunds, acting reasonably;

                  (n) The Proposed Transferred Employees who are key employees of Seller shall have executed non-competition agreements in favor of Buyer (or one of its Subsidiaries) in a form acceptable to Buyer, acting reasonably;

                  (o) Buyer shall have completed its due diligence investigation of Seller and the results of such investigation shall have been satisfactory to eFunds in its sole and absolute discretion;

                  (p) Buyer shall have received evidence satisfactory to it indicating that the acquisition of the Assets is not a reviewable investment under the Investment Canada Act (Canada) and such evidence shall be in full force and effect at Closing;

                  (q) The number of Excluded Employees and Proposed Transferred Employees who do not become Transferred Employees is satisfactory to Buyer; and

                  (r) The delivery to Buyer of an executed agreement from Open Concept that Open Concept has agreed that in exchange for the distribution rights and payments set forth in the letter between Oasis Canada and Open Concept dated July 25, 2003, Open Concept has assigned all right, title and interest, including all Intellectual Property Rights that Open Concept may have in the Product known as IST/All Card to Oasis Canada, and has waived all moral rights therein.

         8.02. Conditions to Seller's Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a)      The representations and warranties set forth in
         Article V hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties;

                  (b) Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

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                  (c)      The conditions set forth in Sections 8.01 (c), (d),
         (f), (g), (j) and (k) shall have been satisfied;

                  (d) Seller shall have received from in-house counsel of Buyer a written opinion, dated as of the Closing Date and addressed to Seller in form and substance satisfactory to Seller's counsel, acting reasonably;

                  (e) The estimated Purchase Price Adjustment payable at Closing pursuant to Section 3.04(a) equals or exceeds $1,000,000 payable to Oasis Canada;

                  (f)      On the Closing Date, eFunds will have delivered to
         Seller:

                           (i) a wire transfer in immediately available funds in the amount of $26,223,000 plus applicable Taxes;

                           (ii) a certificate of an officer of eFunds satisfactory to Seller, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

                           (iii) an executed copy of the Assignment and Assumption Agreement and of each of the Related Agreements to which it (or one of its Subsidiaries) is a party; and

                           (iv) an incumbency certificate executed on behalf of eFunds by its corporate secretary certifying the signature and office of each officer executing this Agreement or any of the Related Agreements.

                  (g) On the Closing Date, eFunds Canada will have delivered to Seller:

                           (i) a wire transfer in immediately available funds in the amount of $162,000 plus applicable Taxes;

                           (ii) an executed copy of the Assignment and Assumption Agreement and of each of the Related Agreements to which it (or one of its Subsidiaries) is a party;

                           (iii) an incumbency certificate executed on behalf of eFunds Canada by its corporate secretary certifying the signature and office of each officer executing this Agreement or any of the Related Agreements; and

                           (iv) a purchase exemption certificate for any Assets that can be acquired free of Tax under the Retail Sales Tax Act (Ontario).

                  (h)      On the Closing Date, eFunds UK will have delivered to
         Seller:

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                           (i)      a wire transfer in immediately available
                  funds in the amount of $5,000;

                           (ii) an executed copy of the Assignment and Assumption Agreement and of each of the Related Agreements to which it (or one of its subsidiaries) is a party; and

                           (iii) an incumbency certificate executed on behalf of eFunds UK by its corporate secretary certifying the signature and office of each officer executing this Agreement or any of the Related Agreements; and

                  (i) The number of Transferred Employees and Excluded Employees is satisfactory to Seller.

                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS

         9.01. Name Change. Immediately following the Closing, each of the Sellers shall file those documents required to change its corporate name to one that does not use, alone or in combination with other words, any of the names and trademarks transferred to Buyer pursuant to Article I.

         9.02. Noncompetition Covenant. During the three-year period commencing on the Closing Date, none of Seller or any of its Subsidiaries shall directly or indirectly engage in any business activities that are competitive with the activities conducted by the Business during such three year period. Seller understands that Buyer anticipates that Seller will not be conducting active operations following the Closing and acknowledges that Seller may wind-up its affairs and liquidate its assets and dissolve at any time after the Closing and that Buyer would not have agreed to purchase the Assets or the Business without having received this noncompetition covenant from Seller. Seller acknowledges that it has entered into this noncompetition covenant as a material inducement to Buyer to consummate the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement will restrict the shareholders of Seller from disposing of the shares of Seller to a Person, or the merger or amalgamation of Seller with any Person, that directly or indirectly actively engages in any business activities that are competitive with the activities conducted by the Business. In such event, this covenant shall cease to apply to Seller and the Person that acquires the shares of, or merges or amalgamates with, Seller.

         9.03.    Taxes.

                  (a) Buyer shall bear and pay any and all sales taxes, use taxes, tax on services, transfer taxes, GST, documentary charges, recording fees or similar current or future Taxes and all interest and/or penalties due in connection therewith that may become payable (whether by Seller or Buyer) in connection with the sale of the Assets to Buyer

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         or in connection with the transactions contemplated by this Agreement save and except for any income or corporation taxes payable by Seller. Buyer will be liable for, and will indemnify, defend and hold Seller harmless against any and all Damages arising out of or related to all Taxes payable as a result of the operation of the Business from and after the Closing. After the Closing Date, Buyer and Seller will each make available to the other, as reasonably requested, and to any Governmental Body, all information, records or documents relating to Tax liabilities or potential Tax liabilities of or relating to the Business for all periods prior to or including the Closing Date and will preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof.

                  (b) The parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Assets and the Business (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The parties shall retain all books and records with respect to Taxes pertaining to the Assets and the Business for a period of at least six (6) years following the Closing Date. At the end of such period, each party shall provide the other with at least ten (10) days' prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records.

                  (c) All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Seller and Buyer as of the Closing Date based on the number of days of such taxable period ending on the Closing Date (the "Pre-Closing Tax Period") and the number of days of such taxable period after the Closing Date (with respect to any such taxable period, the "Post-Closing Tax Period"). Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for real or personal property Taxes relating to the Assets, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 9.03(c) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within twenty (20) days after delivery of such statement. In the event that either Sellers or Buyer shall make any other payment for which it is entitled to reimbursement under this Section 9.03(c), the other party shall make such reimbursement promptly but in no event later than twenty (20) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this

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         Section 9.03(c) and not made within 20 days of delivery of the relevant statement shall bear interest at the rate of 6% per annum until paid.

         9.04.    Employee Matters.

                  (a) Buyer will deliver a schedule to Seller at least five business days prior to the Closing Date of the Seller employees (the "Proposed Transferred Employees") to be offered employment by Buyer as of the Closing Date on substantially the same (that are as determined by Buyer, in the aggregate, not materially less favorable than the) terms as are in effect on the date hereof provided, however, all Proposed Transferred Employees will be required as a condition of employment to execute employment, confidentiality and inventions assignment agreements in a form acceptable to eFunds, acting reasonably, and certain key employees who eFunds may identify in its sole discretion also being required to execute non-competition agreements and will initially contain a release in favor of Seller, in a form reasonably satisfactory to Seller. Those Seller employees who are not identified as Proposed Transferred Employees (the "Excluded Employees") will be listed on the Schedule as such and will be terminated by Seller on or prior to the Closing Date. Buyer will, on Closing, reimburse Seller for all amounts paid to the Excluded Employees with respect to obligations and liabilities for severance pay, termination pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal, accrued vacation pay accruing in the ordinary course in connection with such termination. Seller represents and warrants with respect to those five employees of Seller who have been previously identified by Seller and that Seller anticipates will be among the Excluded Employees that the aggregate Severance Liability (as hereinafter defined) shall not exceed $210,000. As used herein, the term "Severance Liability" means obligations and liabilities for severance pay, termination pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal, and accrued vacation pay arising in the ordinary course of business prior to the Closing Date.

                  (b) Each Proposed Transferred Employee who accepts Buyer's offer of employment and who actually commences working for Buyer (the "Transferred Employees") shall be given credit for all service with Seller prior to the Closing to the same extent as such service was credited for such purpose by Seller including under all employee benefit plans of Buyer in which he or she becomes eligible to participate except for purposes of benefit accrual. Nothing in this
         Section 9.04 shall be interpreted or construed or deemed to require the employment of any such Transferred Employee for any particular period of time after the Closing Date.

                  (c) After the Closing, eFunds shall allow all of the Transferred Employees who are residents of the United States to participate in its 401(k) Plan on the same terms and conditions as apply to other similarly situated employees of eFunds and its US Subsidiaries, with service credit as described in Section 9.04(a). As soon as practicable after the Closing and subject to delivery from the appropriate Governmental Body to eFunds of a current favorable determination letter with respect to eFunds' and Seller's

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         plans (or other evidence of tax qualifications satisfactory to eFunds)
         and the satisfaction of any other applicable legal requirements to such transfer, Seller shall permit each such Transferred Employee to effect a "direct rollover" (within the meaning of Section 401(a)(31) of the Code) of his or her account balances under the 401(k) Plan of Oasis US in accordance with applicable law, and Buyer shall cause the eFunds 401(k) Plan to accept such direct rollover (include promissory notes evidencing outstanding loans).

                  (d) Following any direct rollover, the 401(k) Plan of Oasis US and Seller Indemnifying Parties shall indemnify and hold harmless eFunds' 401(k) Plan and eFunds Indemnified Persons, from and against any and all Damages attributable to the account balances and liabilities transferred to eFunds' 401(k) Plan arising prior to the close of business on the date immediately preceding the Closing Date.

                  (e) Except as provided in clause (iv) of Section 1.05, Sections 9.04(b) and 9.04(c), Buyer shall not have any responsibility, liability or obligation, whether to Transferred Employees, Excluded Employees, Proposed Transferred Employees who do not become Transferred Employees, other employees of Seller, former employees of Seller, their beneficiaries or to any other person, with respect to any Employee Benefit Plans, practices, programs or arrangements maintained by Seller.

                  (f) Buyer assumes and will discharge all obligations and liabilities for wages, bonuses, commissions, incentive plans, overtime, vacation, severance pay, termination pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal or other employee benefits or claims arising from and after the Closing Date in respect of the Transferred Employees.

                  (g) The Final Closing Balance Sheet shall reflect an accurate accrual for each Transferred Employee, in accordance with GAAP, and Seller shall provide to Buyer all reasonably required information in respect of the vacation entitlement of each Transferred Employee.

                  (h) All items in respect of Transferred Employees that require adjustment including, without limiting the generality of the foregoing, premiums for employment insurance, Canada Pension Plan, employer health tax, accrued wages, salaries and commissions and employee benefit plan payments will be appropriately adjusted to the close of business on the Closing Date. To the extent that Seller makes any payments to Buyer on account of such adjustments, Buyer agrees to such extent to indemnify and save harmless Seller from and against all claims in connection therewith.

                  (i) Seller and Buyer acknowledge that the Transfer of Undertakings (Protection of Employment) Regulations 1981 ("TUPE") will apply to the sale of the Business upon Closing. Buyer will comply with its obligations under regulation 10 of TUPE in respect of the employees of the Business located in England.

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         9.05.    Employee Non-Competes. All fees, incentives, costs, expenses or other payments incurred in connection with the inducement of Transferred Employees to enter into non-competition agreements in favor of Buyer will be borne solely by Buyer. Buyer will use commercially reasonable efforts to obtain the non-competition agreements referred to in Section 8.01(n)

                                    ARTICLE X

                                   TERMINATION

         10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a)      by the mutual consent of eFunds and Oasis Canada;

                  (b) by either eFunds or Oasis Canada if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other (or its Subsidiaries) of the representations, warranties and covenants made by it (or its Subsidiaries) in this Agreement;

                  (c) by either eFunds or Oasis Canada if the transactions contemplated hereby have not been consummated by November 1, 2003 or such other date as may be mutually agreed to by the parties hereto, acting reasonably; provided, however, that neither of such Persons will be entitled to terminate this Agreement pursuant to this Section 10.01(c) if the willful breach of this Agreement by such party or one or more of its Subsidiaries has prevented the consummation of the transactions contemplated hereby by such date; or

                  (d) by eFunds if, after the date hereof, there shall have occurred any act, event or omission which eFunds concludes has given rise to or could reasonably be expected to give rise to a Material Adverse Effect.

         10.02. Effect of Termination. In the event of any termination of this Agreement as provided in Section 10.01, this Agreement shall become void and there shall be no liability on the part of either Buyer or Seller, or their respective stockholders, officers, or directors, except with respect to breaches of this Agreement that occur prior to the time of such termination. In any action based on any such breach, each party shall bear its own legal fees and related costs.

                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

         11.01.   Survival. Subject to the limitations set forth in Section
11.03 and Section 11.06, notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations, warranties, covenants and agreements of the parties shall survive the Closing for the periods specified in Section 11.03 and Section
11.06. If a notice is given in accordance with the Escrow Agreement or Section
13.06 before the expiration of such periods, then

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(notwithstanding the expiration of such period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

         11.02. Indemnification by Seller and the Funds. Subject to the limitations in Section 11.03, Seller and the Funds (collectively, the "Seller Indemnifying Parties" and each a "Seller Indemnifying Party") jointly and severally shall defend and indemnify and hold harmless each of the Buyers, and each of their respective officers, directors, agents or representatives (the "eFunds Indemnified Persons") in respect of, and hold the eFunds Indemnified Persons harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and reasonable expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the eFunds Indemnified Persons except to the extent reflected in the Purchase Price Adjustment ("Damages"):

                  (a) resulting from, relating to or constituting any misrepresentation, breach or inaccuracy of a warranty or representation or failure to perform or comply with any covenant or agreement of Seller or the Funds under this Agreement or other agreements or instruments to be executed and delivered at Closing by Seller or the other Seller Indemnifying Parties pursuant to this Agreement;

                  (b) resulting from any failure of Buyer to receive good and valid title to the Assets, other than Seller Agreements for which required consents have not been obtained, in accordance with this Agreement, free and clear of all Liens (except for Permitted Liens and Liens resulting from actions or omissions of Buyer);

                  (c) resulting from any claim by a shareholder, debentureholder, former shareholder or former debentureholder of Oasis Canada for a matter arising by virtue of such Person's capacity as a shareholder or debentureholder;

                  (d) any liability relating to or arising out of (i) the conduct of the Business on or prior to the Closing Date which is not specifically assumed by Buyer pursuant to this Agreement or (ii) the Excluded Assets;

                  (e) any matter disclosed in Sections 4.12(d), 4.12(f) (except relating to royalties due on future license sales), 4.12(h) (as it relates to First Horizon but except with respect to the $200,000 penalty accounted for), 4.12(j), 4.12(o) and 4.12(p) (for claims arising from Seller not having ownership of the IST/Card Product) of the Disclosure Schedule;

                  (f) resulting from any claim by (i) a third party that Seller's use of a trademark or domain name that is included in Schedule H(i) infringed, diluted or otherwise violated the trademark, trade dress, copyright or other Intellectual Property

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         Rights of any third party; or (ii) A. Lassonde Inc. arising out of
         Buyer's use, in a manner consistent with Seller's past practices, of the mark OASIS & Design; or (iii) Industries Lassonde or A. Lassonde Inc. arising out of the Buyer's use, in a manner consistent with Seller's past practices, of the mark OASIS THE E-PAYMENTS COMPANY; or
         (iv) Conseillers en Gestion et Informatique arising out of the Buyer's use, in a manner consistent with Seller's past practices, of the mark IST; or (v) by Industries Lassonde Inc. or A. Lassonde Inc. arising out of the Buyer's use, in a manner consistent with Seller's past practices, of the mark OASIS THE E-COMMERCE COMPANY.

                  (g) resulting from the improper classification by Seller of the individuals associated with the Business as employees, contractors or independent contractors prior to the Closing Date;

                  (h) subject to Section 11.05(e), arising from or related to claims made by or on behalf of any Transferred Employee, Excluded Employee or Proposed Transferred Employee who does not become a Transferred Employee or other employee or contractor of Seller with respect to such employee's or contractor's relationship with Seller for periods arising prior to the Closing Date including without limitation:

                           (i) all liabilities for salary, wages, bonuses, commissions, vacation pay, overtime pay and other compensation relating to employment of all employees in the Business prior to the Closing Date and all liabilities under or in respect of the Employee Benefit Plans; and

                           (ii) all liabilities for claims for injury, disability, death or workers' compensation arising from or related to employment in the Business prior to the Closing Date; or

                  (i) notwithstanding anything to the contrary in Section 9.04, resulting from the inaccuracy of any accrual for Transferred Employees reflected in the Final Closing Balance Sheet.

         11.03.   Conditions of Seller Indemnification.

                  (a) The Seller Indemnified Parties' obligation under this Agreement to defend, indemnify and hold harmless the eFunds Indemnified Persons shall only become operative to the extent that the total amount of all Damages hereunder exceeds the Escrow Amount or if there has been a Termination or Exhaustion of the Escrow Amount. In addition, except with respect to (i) indemnification claims arising from fraudulent actions or statements by Seller or any Seller Indemnifying Party, (ii) claims based upon the inaccuracy of the representations or warranties or the failure to comply with the covenants or agreements set forth in the proviso to Section 1.05, Sections 4.03, 4.10, 4.20 and 4.22, 9.02, 11.02(c), (d), (e) (relating to Section 4.12(h) only), (g), (h) and
         (iii) claims which are made by Buyer prior to one year after the Closing Date, but which are not resolved by that date (collectively for purposes of this Section 11.03(a), "Exempted

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         Claims"), the Seller Indemnifying Parties' indemnification obligations shall terminate one year from the Closing Date; provided, however, that claims based upon any Exempted Claim may be asserted until the applicable statute of limitations, including any extensions thereof, has expired and provided further that claims based upon the failure to comply with Seller's noncompetition covenant in Section 9.02 may be asserted until the third anniversary of the Closing Date. In addition, Seller Indemnified Parties' indemnification obligations collectively shall not exceed 20% of the sum of the US Asset Purchase Price, the Canadian Asset Purchase Price and the UK Asset Purchase Price (the "Aggregate Purchase Price"), including in such percentage the Escrow Amount. Buyer acknowledges that Seller may distribute and pay at any time and from time to time all or a portion of the Aggregate Purchase Price to the Funds or current or former shareholders or creditors of Oasis Canada, and Buyer will not object to such distribution and payment.

                  (b) Remedies. The remedies provided for in this Article XI or elsewhere in this Agreement shall be cumulative and non-exclusive with respect to this Agreement, provided, however, that the remedies provided for in this Article XI shall be the exclusive remedy for the recovery of monetary Damages.

         11.04.   Indemnification Claims; Interest.

                  (a) All claims by eFunds Indemnified Persons for indemnification pursuant to this Article XI shall be satisfied first from the Escrow Amount and made in accordance with the Escrow Agreement until such time as the entire Escrow Amount has been claimed by Buyer or other eFunds Indemnified Persons. If the available Escrow Amount is insufficient to cover any claim, either because the Escrow Amount or a portion thereof has been previously deducted and released in accordance with the Escrow Agreement (after giving effect to amounts previously paid to eFunds Indemnified Persons in respect of resolved claims and any amounts then held in respect of unresolved Pending Claims (as defined in the Escrow Agreement)) (a "Termination or Exhaustion of the Escrow Amount"), eFunds Indemnified Persons shall give notice to the Representative in accordance with Section 11.07(b) and proceed in accordance with such section; and

                  (b) interest on any valid claim for indemnification pursuant to this Article XI shall accrue at a rate of 8% per annum from the date notice of the claim was first received by the Seller Indemnifying Parties or Buyer, as the case may be, until the claim is satisfied by payment.

         11.05.   Indemnification by Buyer. Subject to the limitations in
Section 11.06, Buyer shall defend and indemnify and hold harmless each of Sellers, and each of their respective officers, directors, agents or representatives (the "Oasis Indemnified Persons") in respect of, and hold the Oasis Indemnified Persons harmless against, any and all Damages incurred or suffered by the Oasis Indemnified Persons:

                  (a) resulting from, relating to or constituting any misrepresentation, breach or inaccuracy of a warranty or representation or failure to perform or comply with any

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         covenant or agreement of Buyer under this Agreement or other agreements or instruments to be executed and delivered at Closing by Buyer pursuant to this Agreement;

                  (b) directly or indirectly as a result of any liability relating to or arising out of the conduct of the Business on or after the Closing Date;

                  (c) notwithstanding Section 1.05, on or after the Closing Date, resulting from or arising out of Buyer or any of its Subsidiaries becoming in default (beyond any applicable notice and cure period) of the Lease (as hereinafter defined), and/or if the Lease is terminated or disclaimed or repudiated prior to the expiration of the Term (as defined in the Lease), including, but without limitation, payment of the Remaining Debt (as defined in the Lease) up to a maximum of CAD$2,522,187.87 plus Rental Taxes (as defined in the Lease). The "Lease" is collectively defined as:

                           (i) the lease dated July 4, 2003, as amended, between SITQ National Inc. and Oasis Canada of Suite 400 at 20 York Mills Road, Toronto, Ontario;

                           (ii) the lease dated November 10, 2000, as amended, between PenYork Properties 1 Inc., predecessor to SITQ National Inc. and Oasis Canada for premises at 90 Sheppard Avenue East, Toronto, Ontario;

                           (iii) an agreement to terminate dated June 26, 2003, as amended, between SITQ National Inc. and Oasis Canada; and

                           (iv) the letter dated October 17, 2003 being an offer to settle from Oasis Canada to SITQ National Inc. and accepted by SITQ National Inc. on October 17, 2003;

                  (d) directly or indirectly as a result of any failure by Buyer to comply with its obligations under regulation 10 of TUPE in respect of any employee of the Business; or

                  (e) arising from or relating to claims in respect of the Assumed Liabilities.

         11.06.   Conditions of Buyer Indemnification. Except with respect to
(i) indemnification claims arising from fraudulent actions or statements by Buyer and claims based on the failure to comply with Sections 11.05(b), (c), (d) or (e) and (ii) claims which are made by Seller prior to one year after the Closing Date, but which are not resolved by that date, Buyer's indemnification obligations shall terminate one year from the Closing Date (collectively for purposes of this Section 11.06, "Exempted Claims"); provided, however, that claims based upon any Exempted Claim may be asserted until the applicable statute of limitations, including any extensions thereof, has expired and provided further that claims based under Section 11.05(c) may be asserted until the Remaining Debt (as defined in the Lease) is no longer payable. In addition, Buyer's indemnification obligations shall not exceed the Aggregate Purchase Price.

         11.07. Legal Proceedings and Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to eFunds Indemnified Persons or Oasis Indemnified Persons, as

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applicable, the "Notifying Party" shall refer to the party hereto whose
Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

                  (a) In the event any Person becomes involved in any legal, governmental or administrative proceeding which may result in a claim for indemnification pursuant to this Article XI (any such third party action or proceeding being referred to as a "Claim"), or if any such proceeding is threatened or asserted, the Notifying Party shall promptly notify the Indemnifying Party in writing and in full detail of the filing, or the threat or assertion of such a filing, and of the nature of any such proceeding. The Indemnifying Party may, at its or their option and expense, defend any such proceeding if the amount involved in the proceeding could give rise to an indemnification obligation hereunder provided, however, that the counsel must be reasonably acceptable to the Notifying Party. If the Indemnifying Party elects to defend any proceeding, such party shall have full control over the conduct of such proceeding, although the Notifying Party shall have the right to retain legal counsel at its own expense and shall have the right to approve any settlement of the dispute giving rise to such proceeding, provided that such approval may not be withheld unreasonably.

                  (b) In the event any Indemnified Party has a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim and an estimate of the amount of the applicable Damages (if reasonably practicable) with reasonable promptness to eFunds or the Representative, as applicable. If eFunds or the Representative, as applicable, notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 30 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Damages in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the amount shall be paid in accordance with the terms and conditions of this Article XI. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute for a period of at least 30 days, and if such dispute is not resolved through such negotiation prior to the expiration of such period, such dispute shall be resolved in accordance with Section 13.01.

                  (c) The Representative shall act on behalf of Seller Indemnifying Parties with respect to any notices or consents required to be given or received under this Article XI.

                                   ARTICLE XII

                         INDEMNIFICATION REPRESENTATIVE

         12.01. Acceptance; Relationships. Each Seller, the Funds and the Representative, hereby acknowledge and agree, for the benefit of each Buyer, that all of the terms and conditions contained in this Article XII: (a) relate solely to the relationship between the Representative, the

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Seller and the Funds, (b) are of no concern to the Buyer, except for the fact that Buyer will be giving notice to the Representative, and (c) do not, and shall not be construed to, create any obligations or liabilities of any Buyer.

         12.02. Appointment. McCarthy Tetrault LLP (the "Representative") agrees to act on the written instructions of The Vengrowth Investment Fund, Inc., The Vengrowth Investment Fund II, Inc. and Harbourvest International Private Equity Partners II-Direct Fund L.P. (collectively, the "Instructing Funds") and to carry out its duties in accordance with this Agreement. The Seller Indemnifying Parties shall be bound by any and all actions taken by the Representative on the written instructions of the Instructing Funds. Buyer shall each be entitled to rely upon any communication or writing given or executed by the Representative. All communications or writings to be sent to one or more of the Seller Indemnifying Parties generally pursuant to this Agreement shall be addressed to the Representative and any communication or writing so sent shall be deemed notice to all such Seller Indemnifying Parties hereunder on the tenth business day after such notice is deemed to have been given to the Representative in accordance with Section 13.06. The Representative shall have full power to act in each Seller Indemnifying Party's name and on each Seller Indemnifying Party's behalf according to the terms of this Agreement on written instructions from the Instructing Funds, and in general to do all things and to perform all acts which the Representative in its absolute discretion considers necessary or advisable to give effect to such instructions, including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement.

         12.03. Authority. Notwithstanding any other provision herein contained, the Representative shall at all times act upon and in accordance with the joint written instructions of the Instructing Funds and their successors and shall have no independent duty to investigate or verify the compliance with any conditions contained in, or the occurrence or non-occurrence of any events referred to in the agreements between any or all of the parties to this Agreement or the validity of such instructions. Such instructions may be given in writing, by fax or by electronic communication in one or more counterparts.

         12.04. Duties of the Representative. The Representative shall act in accordance with, and shall be entitled to rely upon, joint written instructions provided in accordance with Section 12.03 herein. The Representative shall have the duty to act with a degree of care that a reasonably prudent person acting as a representative would give in similar circumstances. The Representative shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own gross negligence or willful misconduct.

         12.05. Indemnity. The Seller Indemnifying Parties each, jointly and severally, agree to indemnify, hold harmless and defend the Representative from and against any and all losses, claims, liabilities and expenses, including the reasonable fees of its counsel, which it may suffer or incur hereunder, or in connection herewith, except as shall result solely and directly from its own gross negligence or willful misconduct. Anything in this Agreement to the contrary

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notwithstanding, in no event shall the Representative be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Representative has been advised of the likelihood of such loss or damage and regardless of the form of action. The foregoing indemnities in this paragraph shall survive the resignation of the Representative or the termination of this Agreement.

         12.06. Other Agreements. The Representative shall not be bound in any way by any agreement or contract between any of the Seller Indemnifying Parties and/or Buyer (whether or not the Representative has knowledge thereof), other than by its obligations set forth herein and the only duties and responsibilities of the Representative shall be to act in accordance with
Section 12.03. The Representative shall have no responsibility for the validity of any agreements referred to in this Agreement, or for the performance of any such agreements by any other party thereto or for interpretation of any of the provisions of any such agreements.

         12.07. Instructions and Fees. The Representative shall not incur any liability to the Seller Indemnifying Parties from acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by the Instructing Funds. The Representative shall be under no duty to inquire into or investigate the validity or accuracy of any such document. The Representative shall have no duty to solicit any payments which may be due to it hereunder. The Representative's fees and expenses for acting as representative hereunder shall be in accordance with the fees and disbursement charges which it normally charges from time to time and shall be paid out of the retainer account provided to the Representative upon it issuing its invoice to Seller.

         12.08. Limitation of Liability. The Representative shall not be liable for any action taken or omitted by it unless the loss to the parties hereto was primarily caused by (a) the gross negligence or willful misconduct of the Representative as determined by the judgment of a court of competent jurisdiction, or (b) a breach by the Representative of any of the terms contained in this Agreement. In acting hereunder, the Representative may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Representative shall not be liable for anything done, suffered or omitted by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons unless the loss to the parties hereto was primarily caused by (a) the gross negligence or willful misconduct of the Representative as determined by the judgment of a court of competent jurisdiction, or (b) a breach by the Representative of any of the terms contained in this Agreement.

         12.09. Uncertainty of Duties. In the event that the Representative shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto or its designated representative which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to so inform the Instructing Funds until it shall be directed otherwise in writing by all of the other parties hereto or by an order or judgment of a court of competent jurisdiction.

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         12.10.   Resignation and Replacement of the Representative. The
Representative shall be entitled to resign upon 30 days written notice to the Instructing Funds for any reason whatsoever in its absolute discretion, including if the funds remaining in its retainer account are not, or will not be in its judgment, sufficient to pay its fees and disbursements. Upon the Instructing Funds receiving a notice of resignation, the Instructing Funds shall nominate a replacement Representative within 15 days of receipt of such resignation notice. The Instructing Funds shall also have the right to require the resignation of the Representative upon written notice to the Representative and to name a successor Representative who shall thereafter become the Representative. The Instructing Funds shall advise Buyer and the other Seller Indemnifying Parties of such resignation or replacement of the Representative. If Buyer has not received notice of a replacement Representative, Buyer shall assume that the existing Representative is the Representative for all purposes of this Agreement.

         12.11. Agents. The Representative shall be entitled to engage such agents as the Representative deems appropriate (without further consultation) to assist the Representative in carrying out its duties pursuant to this Agreement.

         12.12. Reliance. The Representative shall be protected and shall have the full benefit of the indemnity provided to the Representative in Section
12.05 hereof, in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it believes to be genuine and what it purports to be.

         12.13. Defense of Claims. The Representative shall not be required to defend any legal proceedings which may be instituted against it in respect of or arising out of anything herein contained.

         12.14. Limitations. The Representative shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement.

         12.15. Duties of Instructing Funds. The Instructing Funds shall have the duty and obligation to give, in their absolute discretion, such instructions to the Representative as they reasonably believe to be in the best interests of the Seller Indemnifying Parties as a whole from time to time under the provisions hereof, and they shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of their own gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Instructing Funds be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Instructing Funds have been advised of the likelihood of such loss or damage and regardless of the form of action. The foregoing indemnity in this paragraph shall survive the termination of this Agreement. The Instructing Funds shall not be bound in any way by any agreement or contract between any of the Seller Indemnifying Parties and/or Buyer (whether or not the Instructing Funds have

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knowledge thereof) and the only duties and responsibilities of the Instructing
Funds shall be to instruct the Representative in accordance with the terms of this Agreement. The Instructing Funds shall have no responsibility for the validity of any agreements referred to in this Agreement, or for the performance of any such agreements by any other party thereto or for interpretation of any of the provisions of any such agreements. The Instructing Funds shall be under no duty to inquire into or investigate the validity or accuracy of any document. The Instructing Funds shall have no duty to solicit any payments which may be due to it hereunder. The Instructing Funds shall not be liable for any action taken or omitted by any of them unless the loss to the parties hereto was primarily caused by (a) the gross negligence or willful misconduct of the Instructing Funds as determined by a court of competent jurisdiction or (b) a breach by the Instructing Funds of any of the terms contained in this Agreement. In the event that the Instructing Funds shall be uncertain as to their duties or rights hereunder, they shall be entitled to refrain from taking any action and their sole obligation shall be to so notify the Seller Indemnifying Parties until they shall be directed otherwise in writing by all of the Seller Indemnifying Parties or by a final order or judgment of a court of competent jurisdiction.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.01. Arbitration. Except in the event of the need for immediate equitable relief from a court of competent jurisdiction to prevent irreparable harm pending arbitration relief, any claim or dispute of any nature between the parties hereto arising directly or indirectly from this Agreement or the relationship created by this Agreement shall be resolved exclusively by arbitration conducted in the English language in Chicago, Illinois, in accordance with the "Expedited Procedures" as set forth in the Commercial Arbitration Rules and Mediation Procedures (Including Procedures for Large, Complex Commercial Disputes) as established by the American Arbitration Association. The fees of the arbitrator(s) and other costs incurred in connection with such arbitration shall be awarded against the party which is unsuccessful in such arbitration. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.

         13.02. Press Releases and Announcements. Any public announcement, including any announcement to employees, customers or suppliers and others having dealings with Buyer or Seller, or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement, will be issued, if at all, at such time and in such manner as Buyer determines and approves. Buyer will have the right to have representatives present for any in-person announcement to employees of Seller. Unless consented to by eFunds or required by Law, Seller will keep, and will cause each of its Subsidiaries to keep, this Agreement and the transactions contemplated by this Agreement confidential.

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         13.03.   Expenses. Seller and Buyer will pay all of their own expenses
(including attorneys' and accountants' fees), in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

         13.04. Further Assurances. Each party agrees that, on and after the Closing Date, it shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

         13.05. Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any right or obligations of any Person under or by reason of this Agreement.

         13.06. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provision of this Agreement will be in writing and be sent to the parties hereto at the addresses, as set forth below, or at such other address of such party as such party shall have furnished to the other parties in writing and in accordance with this Section 13.06:

                  If to any Buyer:

                  c/o eFunds Corporation
                  Gainey Center II, Ste. 300
                  8501 North Scottsdale Road
                  Scottsdale, AZ  85253
                  Attention: Chief Executive Officer
                  Telecopy:  (480) 629-7661

                  With a copy to:

                  Dorsey & Whitney LLP
                  Suite 1500
                  50 South Sixth Street
                  Minneapolis, MN  55402
                  Attention: Robert A. Rosenbaum
                  Telecopy:  (612) 340-7800

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                  If to Seller, the Funds, any Seller Indemnifying Party or the
                  Representative:

                  c/o McCarthy Tetrault LLP
                  Box 48, Suite 4700
                  Toronto Dominion Bank Tower
                  Toronto, ON M5K 1E6
                  Attention: Christopher S.L. Hoffmann
                  Telecopy:  (416) 868-0673

         All notices and other communications shall be deemed effectively given as to the party to whom it is addressed as of the earliest of the following times: (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with appropriate confirmation of receipt), (iv) one (1) business day after being timely deposited with an overnight courier service with instructions (and the capability) to make delivery on the next day, (v) if sent internationally, five (5) business days after being deposited in international mail, first class with postage prepaid, or (vi) if sent domestically, five (5) business days after being deposited in US or Canadian mail, first class with postage prepaid.

         13.07. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, except that Buyer may assign its rights hereunder to one or more of its Subsidiaries provided that Buyer will continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such Subsidiary fails to do so.

         13.08. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.09. Complete Agreement. This Agreement and the other Related Agreements contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, including that certain letter of intent dated August 1, 2003 between Seller and eFunds; provided, however, the provisions of that certain Agreement for Exchange of Confidential Information Agreement dated as of April 30, 2003 between eFunds and Seller shall still remain in effect.

         13.10. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

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         13.11.   Governing Law. The internal law, without regard to conflicts of laws principles, of the state of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         13.12. Time of the Essence. Time shall be of the essence of this Agreement.

         13.13.   Third Party Beneficiaries.

                  (a) Seller and the Funds acknowledges to each of the eFunds Indemnified Persons its direct rights against them under Article XI of this Agreement. If a court determines that Article XI does not create direct rights in favor of the eFunds Indemnified Persons, then Buyer acts as agent on behalf of each of the eFunds Indemnified Persons in contracting for their respective rights under Article XI. If the foregoing agency is ineffective in procuring the rights under Article XI for any reason, then Buyer acts as trustee on behalf of each of the eFunds Indemnified Persons and holds for their benefit their rights under Article XI. The parties to this Agreement reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a party to this Agreement, without notice to or consent of that Person, including any eFunds Indemnified Person.

                  (b) Buyer acknowledges to each of the Oasis Indemnified Persons their direct rights against it under Article XI of this Agreement. If a court determines that Article XI does not create direct rights in favor of the Oasis Indemnified Persons, then Seller acts as agent on behalf of each of the Oasis Indemnified Persons in contracting for their respective rights under Article XI. If the foregoing agency is ineffective in procuring the rights under Article XI for any reason, then Seller acts as trustee on behalf of each of the Oasis Indemnified Persons and holds for their benefit their rights under Article XI. The parties to this Agreement reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a party to this Agreement, without notice to or consent of that Person, including any Oasis Indemnified Person.

         13.14. Seller's Knowledge. Any statement in this Agreement expressed to be made to "the knowledge of Seller," "the best of Seller's knowledge" and any other references to the knowledge of Seller or matters of which Seller is aware shall be understood to be made on the basis of Seller's knowledge, which shall be the actual knowledge of David Pasieka, Claude Ricks, Guido Smit, Alan Tibbles, Warren Shultz, Hugh Hamilton or Tracy Sutherland or the knowledge that any of them should have had after reasonable inquiry of their direct reports having responsibility for such matters or as otherwise expressly provided herein.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     SELLER:

                                     OASIS TECHNOLOGY LTD.

                                     By /s/ David Pasieka
                                        ----------------------------------------
                                         Its ___________________________________

                                     By /s/ ith
                                        ----------------------------------------
                                         Its ___________________________________

                                     OASIS TECHNOLOGY USA INC.

                                     By /s/ David Pasieka
                                        ----------------------------------------
                                         Its ___________________________________

                                     By /s/ ith
                                        ----------------------------------------
                                         Its ___________________________________

                                     OASIS TECHNOLOGY UK LTD.

                                     By /s/ David Pasieka
                                        ----------------------------------------
                                         Its ___________________________________

                                     By /s/ ith
                                        ----------------------------------------
                                         Its ___________________________________

                                     REPRESENTATIVE:

                                     MCCARTHY TETRAULT LLP

                                     By  /s/ CSLHCU
                                         ---------------------------------------
                                          It's A Partner

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                                     BUYERS:

                                     EFUNDS CORPORATION

                                     By /s/ Paul F. Walsh
                                        ----------------------------------------
                                         Its Chairman and CEO

                                     and

                                     ACCESS CASH CANADA CO.

                                     By /s/ Paul F. Walsh
                                        ----------------------------------------
                                         Its Chairman and CEO

                                     and

                                     EFUNDS INTERNATIONAL LIMITED

                                     By /s/ Paul F. Walsh
                                        ---------------------------------------
                                         Its Director

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                                JOINDER AGREEMENT

         As a material inducement for each Buyer to enter into and consummate the transactions contemplated by the above and foregoing Asset Purchase Agreement (the "Agreement"), and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the undersigned, each of the undersigned hereby agrees to, joins in, is bound by and shall comply with the following provisions of the above and foregoing Agreement: Sections 6.04, 6.06, Article XI, Article XII and Article XIII of the Agreement.

         The undersigned's obligations hereunder shall not be released, in whole or in part, by any action or thing which might, but for this joinder agreement, be deemed a legal or equitable discharge of a party, surety or guarantor, other than irrevocable payment and performance in full of Seller's indemnification obligations under the Agreement (the "Obligations").

         If any payment received by Buyer and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Seller), the Obligations to which such payment was applied shall for the purposes of this joinder agreement be deemed to have continued in existence, notwithstanding such application, and this joinder agreement shall be enforceable as to such Obligations as fully as if such application had never been made. References in this joinder agreement to amounts "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

         Each of the undersigned expressly agrees that the liabilities and obligations of the undersigned hereunder shall not in any way be impaired or otherwise affected by the institution by or against Seller of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of the undersigned hereunder, and that upon the institution of any of the above actions, such obligations shall be enforceable against each of the undersigned.

         IN WITNESS WHEREOF, each of the undersigned has executed this Joinder Agreement as of October 17, 2003.

                                     HARBOURVEST INTERNATIONAL PRIVATE EQUITY
                                     PARTNERS III - DIRECT FUND L.P.

                                     By /s/ Jeoff Wedstaff
                                        ----------------------------------------
                                         Its Managing Partner

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                                     THE VENGROWTH INVESTMENT FUND, INC.

                                     By /s/ J L
                                        ----------------------------------------
                                          Its Managing General Partner

                                     THE VENGROWTH INVESTMENT FUND II, INC.

                                     By  /s/ J L
                                        ----------------------------------------
                                          Its Managing General Partner

                                     LEASE PLAN NORTH AMERICA, INC.

                                     By /s/ Kama Wnz
                                        ----------------------------------------
                                          Its Managing Director

                                     BURNHAM CAPITAL CORPORATION LLC

                                     By /s/ Kama Wnz
                                        ----------------------------------------
                                          Its Managing Director

                                     I EAGLE TRUST

                                     By /s/ Kama Wnz
                                        ----------------------------------------
                                          Its Managing Director
                                            ABN AMRO Investment Advisor

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                            LIST IDENTIFYING CONTENTS
                              OF OMITTED SCHEDULES

The following Exhibits and Schedules have been omitted from this Exhibit 2.1:

Exhibit A-1, Canadian Asset Bill of Sale

Exhibit A-2, US Asset Bill of Sale

Exhibit A-3, UK Asset Bill of Sale

Exhibit B, Assignment and Assumption of Liability Agreements

Exhibit C, Allocation of the Purchase Price among the Assets

Schedule A, Contracts

Schedule B-1, US Personal Property Leases

Schedule B-2, Canadian Personal Property Leases

Schedule B-3, UK Personal Property Leases

Schedule C-1, US Leases

Schedule C-2, Canadian Leases

Schedule C-3, UK Leases

Schedule D-1, US Permits, Assignable

Schedule D-2, Canadian Permits, Assignable

Schedule D-3, UK Permits, Assignable

Schedule E-1, Other US Assets

Schedule E-2, Other Canadian Assets

Schedule E-3, Other UK Assets

Schedule F-1, US Fixed Assets

Schedule F-2, Canadian Fixed Assets

Schedule F-3, UK Fixed Assets

Schedule G, Excluded Seller Agreements

Schedule 4.11(c), Non-Assignable Permits and Contracts

Schedules H(i)-H(x), Relating to Intellectual Property Rights

Schedule I, Environmental Reports

Schedule J, Authorizations

Schedule K(i)-K(iv), OEMs, Customers, Certain Persons, etc.

Schedule L-1, Employee Benefit Plans

Schedule L-2, Compensation Policies

The registrant will furnish supplementally a copy of any omitted Schedule or Exhibit to the Securities and Exchange Commission upon the request of the Commission.

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